EXHIBIT 99a2












                          MASTERBRAND INDUSTRIES, INC.
                          HOURLY EMPLOYEE SAVINGS PLAN



                            (As Amended and Restated
                        Effective as of January 1, 1996)



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                                TABLE OF CONTENTS

ARTICLE     DESCRIPTION

   I        DEFINITIONS

   II       PARTICIPATION

            2.01   Eligibility
            2.02   Change in Status Within Participating Employer
            2.03   Transfers From Non-Participating Related Employers
            2.04   Reemployment

  III       CONTRIBUTIONS

            3.01   Tax Deferred Contributions and Supplemental Contributions
            3.02   Company Matching Contributions
            3.03   Rollover Contributions
            3.04   Limitation on Annual Amount of Tax Deferred Contributions
            3.05   Actual Deferral Percentage Tests
            3.06   Actual Contribution Percentage Tests
            3.07   Alternate Percentage Test
            3.08   Special Company Contributions


  IV        INVESTMENT PROVISIONS

            4.01   Investment Funds
            4.02   Investment Fund Elections
            4.03   Administration of American Stock Fund
            4.04   Investment of Value Equity Fund
            4.05   Investment of Large-Cap Growth Equity Fund
            4.06   Investment of Small-Cap Growth Equity Fund
            4.07   Investment of International Equity Fund
            4.08   Investment of S&P 500 Index Fund
            4.09   Investment of Growth-Oriented Diversified Fund
            4.10   Investment of Value-Oriented Diversified Fund
            4.11   Investment of Corporate/Government Bond Fund
            4.12   Investment of Government Securities Fund
            4.13   Investment of Short-Term Investment Fund
            4.14   Voting of Shares in American Stock Fund
            4.15   Tendering of Shares in American Stock Fund
            4.16   Exercise of Certain Rights Held in American Stock Fund
            4.17   Valuation of Investment Funds

   V        ACCOUNTS

            5.01   Participants' Accounts
            5.02   Allocation of Earnings and Losses to Accounts
            5.03   Allocation of Contributions to Accounts
            5.04   Annual Additions Limitation
            5.05   Combined Maximum Limitations
            5.06   Limitation of Annual Compensation

   VI       VESTING AND FORFEITURES

            6.01   Participant Contributions
            6.02   Company Contributions
            6.03   Vesting in Prior Plan
            6.04   Amendments to Vesting Schedule
            6.05   Forfeitures
            6.06   Reinstatement of Account Balances

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  VII       DISTRIBUTIONS

            7.01   Form of Payment
            7.02   Time of Payment
            7.03   Certain Retroactive Payments
            7.04   Designation of Beneficiary
            7.05   Payment in Event of Legal Disability
            7.06   Missing Distributees
            7.07   Information Required of Distributees
            7.08   Direct Rollover Provision

 VIII       IN-SERVICE WITHDRAWALS

            8.01   Hardship Withdrawals
            8.02   Withdrawals Upon Attainment of Age 59-1/2

  IX        LOANS

            9.01   Availability
            9.02   Effect on Account Balances and Investment Funds
            9.03   Amount
            9.04   Term of Loan
            9.05   Promissory Note
            9.06   Repayment
            9.07   Reduction of Account Balance

  X         ADMINISTRATION

            10.01  Fiduciaries
            10.02  Claims Procedure
            10.03  ERISA Compliance
            10.04  Fiduciary Powers
            10.05  Administrative Rules
            10.06  Committee Procedures
            10.07  Plan Expenses

 XI         AMENDMENT AND TERMINATION

            11.01  Reserved Powers
            11.02  Plan Termination
            11.03  Plan Merger
            11.04  Successor Employer

 XII        MANAGEMENT OF TRUSTS

            12.01  Funds in Trusts
            12.02  Trustee and Trust Agreement
            12.03  Investment Managers
            12.04  Conclusiveness of Reports

 XIII       MISCELLANEOUS

            13.01  Non-Alienation of Benefits
            13.02  Action by Participating Employers
            13.03  Exclusive Benefit
            13.04  Gender and Number
            13.05  Right to Discharge
            13.06  Absence of Guaranty
            13.07  Headings
            13.08  Governing Law

 XIV        TOP-HEAVY RULES

            14.01  Top-Heavy Determination
            14.02  Minimum Vesting
            14.03  Minimum Contributions
            14.04  Special Annual Additions Limitation
            14.05  Provisions Applicable if Plan Ceases to be Top-Heavy

                          MASTERBRAND INDUSTRIES, INC.
                          HOURLY EMPLOYEE SAVINGS PLAN


     The MasterBrand Industries, Inc. Hourly Employee Savings Plan (the "Plan") is established as of the Effective Date for eligible Employees of Moen Incorporated, Waterloo Industries, Inc., Aristokraft, Inc. and Master Lock Company on and after the Effective Date. The Plan constitutes a restatement and merger as of the Effective Date of the Moen Incorporated Employee Savings Plan and the Waterloo Industries, Inc. Employee Savings Plan for Production and Maintenance Employees and constitutes a continuation of each such plan (each a "Prior Plan").



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                                   ARTICLE I

                                  DEFINITIONS


     1.01. The following words and phrases shall have the respective meanings stated below unless a different meaning is plainly required by the context:

     (a) "Account(s)" means the Tax Deferred Account, Supplemental Account, Company Matching Account and Rollover Account so designated and provided for in
Section 5.01.

     (b) "Alternate Payee" means any spouse, former spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of a Participant's benefits payable under the Plan.

     (c) "American" means American Brands, Inc., a Delaware corporation, its successors and assigns.

     (d) "American Common Stock" means the common stock of American as now constituted and any other common stock into which it may be reclassified.

     (e) "American Stock Fund" means the portion of the Trust Fund so designated and provided for in Section 4.01.

     (f) "Annual Valuation Date" means the close of business on the last business day of December in each Plan Year.

     (g) "Approved Leave of Absence" means an absence from work approved by the Participating Employer under uniform rules and conditions for all Employees of such Participating Employer. In all events an Approved Leave of Absence by reason of service in the armed forces of the United States shall end no later than the time at which a Participant's reemployment rights are protected by Federal law.

     (h) "Beneficiary" means the person or persons designated by a Participant, former Participant or Beneficiary to receive any benefits under the Plan which may be due upon the Participant's, former Participant's or Beneficiary's death.

     (i) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (j) "Company" means MasterBrand Industries, Inc., a Delaware corporation, and any successors to all or substantially all its business.

     (k) "Company Matching Account" means any one of the accounts so designated and provided for in Section 5.01(c).

     (l) "Company Matching Contributions" means any contributions made to the Company Matching Account of a Participant by a Participating Employer as provided for in Section 3.02.

     (m) "Compensation" means, for purposes of Sections 3.01 and 3.02 of the Plan, the basic salary or wages, overtime, shift premiums, commissions and bonuses paid by a Participating Employer to a Covered Employee for personal services, and other amounts includible in the Covered Employee's gross income on account of such services, including his Tax Deferred Contributions under this Plan or amounts elected to be contributed under a program established pursuant to Section 125 of the Code, and excluding any (1) severance pay whether paid before or after Severance From Service, (2) amounts deferred under a plan of a Related Employer until such amounts are paid, (3) amounts paid under any long-term incentive plan, (4) tax protection payments or foreign service overbase allowances or premiums, (5) reimbursement for expenses incurred or to be incurred, (6) non-cash remuneration such as taxable amounts for life insurance coverage or use of an automobile or stock options or awards, (7) remuneration paid in currency other than U.S. dollars, or (8) relocation allowances, sign-on bonuses and other non-recurring payments.

     For purposes of Section 1.01(aa), "Compensation" shall have the meaning prescribed in Section 415(c)(3) of the Code from the Related Employers, but shall also include Tax Deferred Contributions and any salary reduction contributions to a cafeteria plan under Code Section 125.

     For purposes of Sections 3.05 and 3.06, "Compensation" shall have the meaning prescribed in Section 414(s) of the Code.

     For purposes of Sections 5.04 and 5.05, "Compensation" means a Participant's W-2 income for the limitation year.

     For purposes of Article XIV, "Compensation" shall have the meaning prescribed in Section 415(c)(3) of the Code.

     In each case, "Compensation" shall be limited to $150,000 annually for Plan Years commencing on or after January 1, 1994 (adjusted for increases in the cost of living pursuant to Section 401(a)(17) of the Code or regulations of the Internal Revenue Service) and in accordance with Section 5.06 of the Plan.

     (n) "Corporate/Government Bond Fund" means the portion of the Trust Fund so designated and provided for in Section 4.01.

     (o) "Covered Employee" means an Employee who is a member of a group of Employees to which the Plan has been and continues to be extended by the Company or a Participating Employer, including (1) Employees of Moen Incorporated employed in non-supervisory production or distribution positions, (2) Employees of Waterloo Industries, Inc. employed in the Pocahontas, Arkansas, Sedalia, Missouri or Muskogee, Oklahoma Plant of Waterloo Industries, Inc. in production or maintenance positions, (3) hourly-paid Employees of Aristokraft, Inc. employed in the Littlestown, Pennsylvania or Crossville, Tennessee locations or distribution centers of Aristokraft, Inc. and (4) hourly-paid Employees of Master Lock Company employed in the Auburn, Alabama location of Master Lock Company. The term "Covered Employee" does not include an Employee covered under a collective bargaining agreement with a Participating Employer which fails to provide for his inclusion under this Plan, or an Employee employed at an operating unit acquired or created by a Participating Employer unless, and until, the Plan is extended to Employees at such unit.

     (p) "Date of Employment" means the first day an Employee performs an Hour of Service.

     (q) "Disability" means a physical or mental condition of a Participant which renders him permanently incapable of continuing any employment for wage or profit and for which such Participant receives Social Security disability benefits. Proof of receipt by the Participating Employer of Social Security disability benefits shall be required.

     (r) "Domestic Relations Order" means any judgment, decree or order (including approval of a property settlement agreement) that relates to the provision of child support, alimony payments or marital property rights to an Alternate Payee and is made pursuant to a State domestic relations law, including a community property law.

     (s) "Effective Date" means January 1, 1994.

     (t) "Entry Date" means, with respect to each Covered Employee, the date as of which the Plan is extended to the group of Employees of which he is a member and the first day of each subsequent calendar month.

     (u) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     (v) "Fair Market Value" on any date means the value reported by the Trustee as being the fair market value at such date as determined by it according to its usual methods and procedures.

     (w) "Fiduciaries" means the Company, each other Participating Employer, the Board of Directors of the Company and the board of directors of any other Participating Employer, the Board of Directors of American, the Executive Committee of the Board of Directors of American, the Retirement Committee, the Trusts Investment Committee of American and the Trustee, but only with respect to the specific responsibilities of each as described in Articles X and XII. The term "Fiduciaries" also includes any Participant, former Participant or Beneficiary, but only to the extent such Participant, former Participant or Beneficiary is acting as a named fiduciary (within the meaning of Section 403(a)(1) of ERISA) with respect to the exercise of voting rights of shares of American Common Stock held in the American Stock Fund or the tender, deposit, sale, exchange or transfer of such shares (and any rights within the meaning of Section 4.16(a)) as provided in Section 4.14 or 4.15 or with respect to the sale, exercise or retention of any such rights held in the American Stock Fund as provided in Section 4.16.

     (x) "Forfeiture" means the portion of a Participant's Account Balances to which he is not entitled at the termination of his employment as determined in
Section 6.05 and as determined in Section 7.06.

     (y) "Government Securities Fund" means the portion of the Trust Fund so designated and provided for in Section 4.01.

     (z) "Growth-Oriented Diversified Fund" means the portion of the Trust Fund so designated and provided for in Section 4.01.

     (aa) "Highly Compensated Employee" means for a Plan Year any Employee who, during such Plan Year or the immediately preceding Plan Year:

          (1) Was at any time a five percent (5%) owner of any Related Employer (within the meaning of Section 416(i)(1) of the Code);

          (2) Received Compensation from any Related Employer in excess of seventy-five thousand dollars ($75,000) (or such other amount as determined under Section 415(d) of the Code);

          (3) Received Compensation from any Related Employer in excess of fifty thousand dollars ($50,000) (or such other amount as determined under Section 415(d) of the Code) and was in the top twenty percent (20%) of the group of Employees determined under Section 414(q)(8) of the Code when ranked on the basis of Compensation in such Plan Year; or

          (4) Was at any time an officer of any Related Employer and received Compensation from any Related Employer in excess of fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for such Plan Year.

     In the event that no officer of the Related Employer received Compensation from the Related Employer in excess of fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for such Plan Year, the highest paid officer shall be treated as a Highly Compensated Employee. Further, no more than fifty (50) Employees or ten percent (10%) of the Employees shall be treated as officers for purposes of determining a Highly Compensated Employee.

     In the case of the Plan Year for which the determination is made, an Employee not described in (2), (3) or (4) above for the preceding year (without regard to this sentence) shall not be treated as described in (2), (3) or (4) above unless such Employee is a member of the group consisting of the one hundred (100) Employees paid the greatest Compensation during the Plan Year for which the determination is being made.

     For purposes of Article III, if any individual is the spouse, lineal ascendant, lineal descendant or spouse of a lineal ascendant or descendant of a five percent (5%) owner or a Highly Compensated Employee in the group consisting of the ten (10) Highly Compensated Employees paid the greatest Compensation during the year, then such individual shall not be treated as a separate employee, and any Compensation paid to such individual (and any Tax Deferred Contributions, Supplemental Contributions and Company Matching Contributions on behalf of such individual) shall be treated as if paid to (or on behalf of) the five percent (5%) owner or Highly Compensated Employee.

     A former Employee who had a separation year prior to the Plan Year for which the determination is made who was a Highly Compensated Employee for either such former Employee's final year of employment or any determination year ending on or after the Employee's fifty-fifth (55th) birthday shall be included as a Highly Compensated Employee.

     (bb) "Hour of Service" means:

          (1) Each hour for which an Employee is paid or entitled to payment for the performance of duties for a Related Employer. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed;

          (2) Each hour for which an Employee is paid or entitled to payment by a Related Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than five hundred one (501) Hours of Service shall be credited under this section for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by reference; and

          (3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Related Employer. The same Hours of Service shall not be credited under both paragraph (1) or paragraph (2), as the case may be, and under this paragraph (3). These hours shall be credited to the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

     (cc) "International Equity Fund" means the portion of the Trust Fund so designated and provided for in Section 4.01.

     (dd) "Investment Fund(s)" means the American Stock Fund, Value Equity Fund, Large-Cap Growth Equity Fund, Small-Cap Growth Equity Fund, International Equity Fund, S&P 500 Index Fund, Growth-Oriented Diversified Fund, Value-Oriented Diversified Fund, Corporate/Government Bond Fund, Government Securities Fund, Short-Term Investment Fund and Loan Fund held under the Trust Fund as designated pursuant to Section 4.01.

     (ee) "Investment Manager" means one or more investment counsel appointed as provided in Section 12.03.

     (ff) "Large-Cap Growth Equity Fund" means the portion of the Trust Fund so designated and provided for in Section 4.01.

     (gg) "Loan Fund" means the portion of the Trust Fund so designated and provided for in Section 4.01.

     (hh) "Participant" means a Covered Employee who has authorized Tax Deferred Contributions or Supplemental Contributions and who has not incurred a Severance From Service.

     (ii) "Participating Employer" means, individually, the Company and Moen Incorporated, Waterloo Industries, Inc., Aristokraft, Inc. and Master Lock Company and any other Related Employer which adopts this Plan for its eligible Employees.

     (jj) "Plan" means the MasterBrand Industries, Inc. Hourly Employee Savings Plan as set forth herein and as amended from time to time. Furthermore, where the context so requires, the term "Plan" shall refer to the Prior Plan.

     (kk) "Plan Year" means the calendar year.

     (ll) "Prior Plan" means, where applicable, (1) the Moen Incorporated Employee Savings Plan or its predecessor, the Moen Incorporated Savings Plus Plan and (2) the Waterloo Industries, Inc. Employee Savings Plan for Production and Maintenance Employees.

     (mm) "Qualified Domestic Relations Order" means any Domestic Relations Order that creates, recognizes or assigns to an Alternate Payee the right to receive all or a portion of a Participant's benefits payable hereunder and that meets the requirements of Section 414(p) of the Code, as determined by the Retirement Committee.

     (nn) "Related Employer" means any corporation or other business entity which is included in a controlled group of corporations within which the Company is also included, as provided in Section 414(b) of the Code (as modified for purposes of Sections 5.04 and 5.05 of this Plan by Section 415(h) of the Code), or which is a trade or business under common control with the Company, as provided in Section 414(c) of the Code (as modified, for purposes of Sections
5.04 and 5.05, by Section 415(h) of the Code), or which constitutes a member of an affiliated service group within which the Company is also included, as provided in Section 414(m) of the Code, or which is required to be aggregated with the Company pursuant to regulations issued under Section 414(o) of the Code.

     (oo) "Restatement Date" means January 1, 1996.

     (pp) "Retirement" means retirement under a retirement plan of a Related Employer.

     (qq) "Retirement Committee" means the MasterBrand Industries, Inc. Retirement Plan Investment Committee.

     (rr) "Rollover Account" means any of the accounts so designated and provided for in Section 5.01(d).

     (ss) "Rollover Contributions" means amounts attributable to part or all of an "eligible rollover distribution" (within the meaning of Section 402(c)(4) of the Code and the Treasury Regulations thereunder) transferred to this Plan pursuant to Section 3.03 as the result of the distribution of a Participant's account under another qualified trust, individual retirement account or individual retirement annuity as defined in Section 3.03.

     (tt) "Severance From Service" means the earlier of the following dates:

          (1) The date on which an Employee terminates employment, is discharged, retires or dies; or

          (2) The first anniversary of the first day of a period in which an Employee remains absent from service (with or without pay) with a Related Employer for any reason other than one listed in paragraph (1). If such Employee is on an Approved Leave of Absence on such first anniversary, he shall be deemed to have incurred a Severance From Service on the expiration of such Approved Leave of Absence, unless he returns to active employment with his Participating Employer on or before that date. Solely for purposes of determining whether a Break in Service has occurred for purpose of
     Section 6.06, the first twelve (12) months shall be disregarded under this subparagraph (2) to the extent that the Employee's absence from employment is attributable to maternity or paternity leave. For purposes of this subparagraph, an absence from employment for maternity or paternity reasons means an absence:

               (A) by reason of the pregnancy of the individual;

               (B) by reason of a birth of a child of the individual;

               (C) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual; or

               (D) for purposes of caring for such child for a period beginning immediately following such birth or placement.

     The Employee shall be required to furnish the Retirement Committee with such timely information as the Retirement Committee may reasonably require to establish both that the absence from employment is for maternity or paternity reasons and the number of days for which there was such an absence.

     (uu) "Short-Term Investment Fund" means the portion of the Trust Fund so designated and provided for in Section 4.01.

     (vv) "Small-Cap Growth Equity Fund" means the portion of the Trust Fund so designated and provided for in Section 4.01.

     (ww) "S&P 500 Index Fund" means the portion of the Trust Fund so designated and provided for in Section 4.01.

     (xx) "Supplemental Account" means any one of the accounts so designated and provided for in Section 5.01(b).

     (yy) "Supplemental Contributions" means any contributions made by a Participating Employer that are attributable to the reduction in Compensation on an after-tax basis that a Participant agrees to accept from his Participating Employer each Plan Year as described in Section 3.01.

     (zz) "Tax Deferred Account" means any one of the accounts so designated and provided for in Section 5.01(a).

     (aaa) "Tax Deferred Contributions" means any contributions made by a Participating Employer that are attributable to the reduction in Compensation on a before-tax basis that a Participant agrees to accept from such Participating Employer each Plan Year as described in Section 3.01.

     (bbb) "Termination of Employment Without Fault" means any involuntary separation of a Participant by a Related Employer otherwise than by reason of Retirement, Disability, failure to maintain work standards, dishonesty or other misconduct prejudicial to the Related Employer by which the Participant is employed, absence without prescribed notice, or refusal to return from layoff or Approved Leave of Absence within the prescribed period.

     (ccc) "Trust Agreement" and "Trust" mean, respectively, the American Brands, Inc. Defined Contribution Plan Master Trust Agreement, as it may be amended from time to time, and the trust established thereunder.

     (ddd) "Trustee" means the trustee from time to time acting under the Trust Agreement, including any successor trustee.

     (eee) "Trust Fund" means all money, securities and other property held under the Trust Agreement for the purposes of the Plan, together with the income therefrom.

     (fff) "Trusts Investment Committee" means the Trusts Investment Committee of American.

     (ggg) "Valuation Date" means the Annual Valuation Date and each other date, as determined from time to time by the Retirement Committee, as of which funds and accounts are valued or adjusted as provided in Article V.

     (hhh) "Value Equity Fund" means the portion of the Trust Fund so designated and provided for in Section 4.01.

     (iii) "Value-Oriented Diversified Fund" means the portion of the Trust Fund so designated and provided for in Section 4.01.

     (jjj) "Vesting Service" means a Participant's credit for purposes of determining his right to a nonforfeitable benefit under the Plan, as determined in accordance with Article VI. Such Vesting Service shall mean service as an Employee with a Related Employer, as follows:

          (1) Vesting Service shall be determined from the Participant's Date of Employment or reemployment in completed full years and fractions of years in excess of completed full years, each twelve (12) months of employment constituting a full year of Vesting Service, and each thirty (30) days of employment completed in excess of full years of Vesting Service counted as one-twelfth (1/12) of a year of Vesting Service.

          (2) Subject to paragraph (3) below, each Employee shall be credited with Vesting Service during any period of employment with a Related Employer, extending to the date he incurs a Severance From Service.

          (3) Notwithstanding any other provision herein to the contrary, if a Participant shall have incurred a Severance From Service and is subsequently reemployed by a Related Employer, his Vesting Service shall be reinstated, as follows:

               (A) If the Employee is reemployed within twelve (12) months after the date he is first absent from active employment, the Vesting Service he had at the date of first absence from active employment shall be reinstated upon his reemployment, and he shall receive credit for Vesting Service for the period between the date he was first absent from active employment and his reemployment; or

               (B) If the Employee is reemployed after twelve (12) months have elapsed after he is first absent from employment, the Vesting Service he had at the time of such Severance From Service shall be reinstated upon his reemployment, but he shall not receive credit for Vesting Service for the period between his Severance From Service and date of reemployment.

     Notwithstanding the foregoing, the Vesting Service of each Participant for the period prior to January 1, 1996 shall not be less than as determined under the provisions of the Plan prior to January 1, 1996.

     (kkk) "Year of Eligibility Service" means any consecutive twelve (12) month period of employment, as herein set forth, during which an Employee completes one thousand (1,000) or more Hours of Service. The first consecutive twelve (12) month period to be taken into account for this purpose shall be the consecutive twelve (12) month period commencing with the Employee's Date of Employment or the Employee's date of reemployment. The second consecutive twelve (12) month period to be taken into account for this purpose shall be the Plan Year which includes the first anniversary of the Employee's Date of Employment or date of reemployment. All subsequent twelve (12) month periods to be taken into account for this purpose shall correspond with Plan Years.

                                   ARTICLE II

                                 PARTICIPATION


     2.01. Eligibility.

     (a) Any Covered Employee who was eligible to participate in the Plan immediately prior to the Restatement Date shall continue to be eligible to participate in the Plan on the Restatement Date, provided he is a Covered Employee on that date.

     (b) A Covered Employee who was not eligible to participate in the Plan on the day prior to the Restatement Date shall be eligible to participate in the Plan on the first Entry Date coincident with or next following his completion of a Year of Eligibility Service.

     2.02. Change in Status Within Participating Employer. If an Employee is transferred from a position within his Participating Employer in which he was not a Covered Employee to a position in which he is a Covered Employee, he shall be eligible to participate in the Plan or resume Tax Deferred Contributions and Supplemental Contributions, as the case may be, as of the first Entry Date coincident with or next following the later to occur of (a) such transfer or (b) satisfaction of the requirements of Section 2.01; provided, however, that an Employee who at the time of transfer was contributing under another defined contribution plan (as defined in Section 414(i) of the Code) that provides for matching employer contributions shall be eligible as soon as practicable after the later of (a) or (b) above.

     2.03. Transfers From Non-Participating Related Employers. Each person becoming a Covered Employee upon transfer from a Related Employer that is not a Participating Employer shall be eligible to participate in the Plan on the later of the (a) first Entry Date which is coincident with or next following the date on which he has completed one (1) Year of Eligibility Service, provided he is a Covered Employee on that date and (b) date of his transfer to such Participating Employer.

     2.04. Reemployment. Each Covered Employee who was eligible to participate in the Plan or was a Participant in the Plan and who terminates employment and is subsequently reemployed as a Covered Employee, shall be eligible to participate as of the first Entry Date coincident with or next following his reemployment.

                                  ARTICLE III


                                 CONTRIBUTIONS


     3.01. Tax Deferred Contributions and Supplemental Contributions.

     (a) Rate of Tax Deferred Contributions and Supplemental Contributions. Each Participant shall have the option to enter into a salary reduction agreement with his Participating Employer which shall be applicable to all Compensation received thereafter. The salary reduction agreement shall provide that the Participant agrees to accept a reduction in salary from the Participating Employer on a before-tax basis by an amount equal to an integral percentage of up to seventeen percent (17%) of his Compensation subject to the limitations of this Article III. Each Participant may also enter into a salary reduction agreement to accept a reduction in salary from the Participating Employer on an after-tax basis by an amount equal to an integral percentage of up to seventeen percent (17%) of his Compensation, minus the percentage he elected to contribute on a before-tax basis, subject to the limitations of this Article III. The Participating Employer may limit the maximum salary reduction percentage to a lesser percentage of Compensation, provided such policy does not impermissibly discriminate against Covered Employees who are not Highly Compensated Employees. Tax Deferred Contributions and Supplemental Contributions shall be paid at least monthly to the Trustee by the Participating Employers.

     (b) Change in Rate of Tax Deferred Contributions and Supplemental Contributions. Each Participant may elect to change the rate of his Tax Deferred Contributions and Supplemental Contributions effective as of the first day of any month.

     (c) Discontinuance and Resumption of Tax Deferred Contributions and Supplemental Contributions. Each Participant may elect to discontinue his Tax Deferred Contributions or Supplemental Contributions at any time. Each Participant may elect to resume his Tax Deferred Contributions or Supplemental Contributions as of the first day of any month after the date as of which such contributions were discontinued.

     (d) Notice Requirement. Any election to change the rate of Tax Deferred Contributions or Supplemental Contributions pursuant to Section 3.01(b) and any election to discontinue or resume Tax Deferred Contributions or Supplemental Contributions pursuant to Section 3.01(c) must be made within the time period prior to the effective date of such change, discontinuance or resumption as may be designated by the Retirement Committee. Such election shall be made in accordance with the voice response system implemented by the Participant's Participating Employer, or, if required by such Participating Employer, by means of a written notice to such Participating Employer, on a form approved by the Retirement Committee. The Retirement Committee may establish additional rules regarding the timing and frequency of a change in the amount of Tax Deferred Contributions or Supplemental Contributions, provided such policy is applied uniformly to all Participants of the Participating Employer.

     (e) Limitations. Notwithstanding any other provision of this Plan to the contrary, a Participating Employer may refuse to give effect to any salary reduction agreement entered into by a Participant at any time if the Participating Employer determines that such refusal is necessary to ensure that the additions to a Participant's Accounts for any Plan Year shall not exceed the limitations set forth in Sections 3.04, 3.05, 3.06 or 3.07 and Sections 5.04,
5.05 or 5.06 of the Plan.

     3.02. Company Matching Contributions.

     (a) Rate of Company Matching Contributions. Subject to the conditions and limitations of this Article III and Article XIII, Moen Incorporated and Waterloo Industries, Inc. shall contribute under the Plan each year for each Participant in its employ during such year an amount based on any Tax Deferred Contributions and Supplemental Contributions made on his behalf during such year by such Participating Employer. The Company Matching Contribution for each Participant employed by Moen Incorporated or by Waterloo Industries, Inc. in the Muskogee, Oklahoma Plant of Waterloo, Industries, Inc. shall be equal to fifty percent (50%) of the aggregate Participant's Tax Deferred Contributions and Supplemental Contributions to the extent the rate of such aggregate Tax Deferred Contributions and Supplemental Contributions in effect from time to time does not exceed six percent (6%) of his Compensation. The Company Matching Contribution for each Participant employed by Waterloo Industries, Inc. in the Pocahontas, Arkansas or Sedalia, Missouri Plant of Waterloo Industries, Inc. shall be equal to fifty percent (50%) of the Participant's aggregate Tax Deferred Contributions and Supplemental Contributions to the extent the rate of such aggregate Tax Deferred Contributions and Supplemental Contributions does not exceed three percent (3%) of his Compensation. Notwithstanding any other provision of this Plan to the contrary, no Company Matching Contributions shall be made with respect to Tax Deferred Contributions or Supplemental Contributions made by Participants employed by Aristokraft, Inc. or Master Lock Company. Company Matching Contributions shall be paid monthly to the Trustee by the Participating Employers.

     (b) Limitations. Notwithstanding the foregoing and in addition to the limitations set forth in Sections 3.05 and 3.06, no Company Matching Contributions shall be made with respect to excess Tax Deferred Contributions and Supplemental Contributions distributed pursuant to Section 3.05, 3.06 or
3.07 and Company Matching Contributions made with respect thereto shall be returned to the Participating Employer pursuant to Section 13.03.

     3.03. Rollover Contributions.

     (a) Eligible Amounts. Any Covered Employee, may, subject to obtaining the prior approval of his Participating Employer, at any time transfer (or cause to be transferred) to the Trust Fund:

          (1) Up to the entire amount of money and other property received from another qualified trust under Section 401(a) of the Code which constitutes an eligible rollover distribution within the meaning of Section 402(c)(4) of the Code, provided that (A) such amount must be received by the Trustee within sixty (60) days after the Covered Employee's receipt of such payment or (B) such amount is directly transferred to the Trust Fund from such other qualified trust; and

          (2) Up to the entire amount of money and other property received by the Covered Employee that was held separately in an "individual retirement account" or an "individual retirement annuity" (as defined in Section 408 of the Code) which contains only those amounts described above in paragraph
     (1) plus any earnings thereon, provided that such amount must be received by the Trustee within sixty (60) days after the Covered Employee's receipt of such payment.

After-tax contributions are not eligible to be rolled over to this Plan. The Covered Employee shall furnish his Participating Employer with a written statement that the contribution to the Trust Fund is a rollover contribution, together with such other statements and information as may be required by his Participating Employer in order to establish that such contribution does not contain amounts from sources other than provided above and that such rollover contribution otherwise meets the requirements of law. Acceptance by the Trustee of any amount under these provisions shall not be construed as a determination of the Covered Employee's tax consequences by either the Participating Employer or the Trustee.

     (b) Limitation on Assets Transferred. Except as otherwise provided in this
Section 3.03, assets shall not be transferred to the Plan or Trust Fund from any other plan or trust.

     3.04. Limitation on Annual Amount of Tax Deferred Contributions.

     (a) Maximum Annual Amount. The maximum amount of Tax Deferred Contributions which may be made on behalf of each Participant in any calendar year to this Plan and any other qualified plan shall not exceed nine thousand five hundred dollars ($9,500), adjusted for each year to take into account any cost of living increase provided for such year under Section 402(g) of the Code. For purposes of this Section 3.04, the term "qualified plan" means any tax qualified plan under Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under Section 457 of the Code, any plan described in Section 501(c)(18) of the Code and any employer contributions made on behalf of the Participant for the purchase of an annuity contract under
Section 403(b) of the Code pursuant to a salary reduction arrangement.

     (b) Procedure for Requesting Return of Excess Deferrals. If a Participant makes elective deferrals to this Plan and to any other qualified plan in excess of the dollar limit specified above for the Participant's taxable year, then the Participant must notify his Participating Employer in writing by March 1 of the following year of the amount, if any, to be refunded from this Plan. The notice must specify the amount of excess Tax Deferred Contributions received by the Plan for the preceding year and must be accompanied by the Participant's written statement that if the excess is not distributed, the Tax Deferred Contributions, when added to amounts deferred under other qualified plans, exceed the limit imposed on the Participant by Code Section 402(g) for the taxable year in which the deferral occurred. If the Participant fails to notify the Retirement Committee by March 1, no refund will be made pursuant to this Section 3.04.

     (c) Return of Excess Deferrals. The amount to be refunded shall be paid to the Participant in a single payment not later than April 15 following the close of the taxable year and shall include any income or loss allocated to the refund, as determined in Section 3.04(d), for the period during the Participant's taxable year. Although the excess deferral may be refunded, it shall still be considered as an elective deferral for the Plan Year in which it was originally made and shall be included in the actual deferral percentage of a Highly Compensated Employee.

     (d) Income or Loss Allocable for Taxable Year. The income or loss allocable to excess elective deferrals for the Participant's taxable year shall be determined by multiplying the income or loss for the Participant's taxable year allocable to the Participant's elective deferrals for such year by a fraction, the numerator of which is the amount of excess elective deferrals for such taxable year and the denominator of which is equal to the sum of (1) the total Account Balances in the Participant's Tax Deferred Account as of the beginning of the taxable year plus (2) the Participant's Tax Deferred Contributions for such taxable year. No adjustment shall be made with respect to any period following such taxable year.

     3.05. Actual Deferral Percentage Tests.

     (a) Tests. The Actual Deferral Percentage for the Highly Compensated Employees shall not exceed for any Plan Year the greater of:

          (1) the Actual Deferral Percentage for all other Covered Employees, multiplied by one and one-quarter (1.25); or

          (2) the Actual Deferral Percentage for all other Covered Employees, multiplied by two (2); provided, however, the Actual Deferral Percentage for the Highly Compensated Employees does not exceed the Actual Deferral Percentage for all other Covered Employees by more than two (2.0) percentage points.

     For the purpose of the foregoing tests:

          (1) those Covered Employees who were not directly or indirectly eligible to have Tax Deferred Contributions made for them at any time during the Plan Year shall be disregarded;

          (2) if two or more plans which include cash or deferred arrangements are considered one plan for purposes of Section 401(a)(4) or 410(b) (other than 410(b)(2)(A)(ii)) of the Code, the cash or deferred arrangements included in those plans shall be treated as one arrangement;

          (3) if two or more plans are permissibly aggregated for purposes of the foregoing tests, the aggregated plans must also satisfy Sections 401(a)(4) and 410(b) of the Code as though they were one plan; and

          (4) if a Highly Compensated Employee is a participant in two or more cash or deferred arrangements of Related Employers, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for purposes of determining the Actual Deferral Percentage of that Highly Compensated Employee.

     (b) Actual Deferral Percentage. The Actual Deferral Percentage for a specified group of Covered Employees for a Plan Year shall be the average of the ratios (calculated separately) for the Covered Employees in such group of:

          (1) the amount of Tax Deferred Contributions and Special Company Contributions pursuant to Section 3.08 actually paid to the Trustee on behalf of each such Covered Employee for such Plan Year, to

          (2) his Compensation for such Plan Year.

     Every family member of a five percent (5%) owner of a Related Employer (as defined in Section 416(i) of the Code) or of one of the ten most Highly Compensated Employees shall be aggregated with the five percent (5%) owner or Highly Compensated Employee into a single family group ("Family Group"). If an Employee is required to be aggregated as a member of more than one Family Group, all eligible Employees who are members of those Family Groups that include that Covered Employee shall be aggregated as one Family Group. The Compensation and Tax Deferred Contributions of each member of a Family Group are treated as if paid to (or on behalf of) one Highly Compensated Employee. The combined actual deferral ratio of the Family Group shall be the ratio determined by combining the Tax Deferred Contributions and the Compensation of all members of the Family Group.

     Except as provided in the preceding paragraph, the Tax Deferred Contributions and the Compensation of all members of the Family Group are disregarded in calculating the Actual Deferral Percentage of the Covered Employees other than Highly Compensated Employees.

     (c) Return of Excess Contributions. The Company shall determine after the end of the Plan Year whether the Actual Deferral Percentage results satisfy either of the tests contained in Section 3.05(a). If neither test is satisfied, the excess amount for each Highly Compensated Employee shall be distributed to the Participant (together with any income allocable thereto) within twelve (12) months following the Plan Year for which the excess Tax Deferred Contributions were made. The excess amount shall be determined for each Highly Compensated Employee by determining the maximum actual deferral ratio that Highly Compensated Employees may defer under the tests contained in Section 3.05(a), and then reducing the actual deferral ratio of those Participants whose actual deferral ratio exceeds that maximum by an amount of sufficient size to reduce the overall Actual Deferral Percentage for Highly Compensated Employees to a level such that one of the tests contained in Section 3.05(a) shall be satisfied. The excess amount shall be determined in a fashion such that the actual deferral ratio of the affected Participants who elected the highest actual deferral ratio shall be first lowered to the extent required to achieve compliance with the tests in Section 3.05(a) or the level of the affected Participants who elected the next to the highest actual deferral ratio. If further overall reductions are required to achieve compliance with the tests contained in Section 3.05(a), this process is repeated until sufficient total reductions have occurred to achieve compliance with the tests contained in
Section 3.05(a).

     If a Highly Compensated Employee's actual deferral ratio is determined under the family aggregation rules described above, the Family Group's excess Tax Deferred Contributions shall be allocated among the members of the Family Group in proportion to each member's Tax Deferred Contributions on a pro rata basis.

     The amount of excess Tax Deferred Contributions to be distributed shall be reduced by the amount of excess deferrals (as defined in Section 402(g)(2) of the Code and the applicable regulations) previously distributed for the taxable year ending in the same Plan Year. The amount of excess deferrals to be distributed for a taxable year shall be reduced by the amount of excess Tax Deferred Contributions previously distributed for the Plan Year beginning in the taxable year.

     (d) Adjustment for Income or Losses. The excess Tax Deferred Contributions for each Highly Compensated Employee shall be adjusted for income or loss during the Plan Year, in the manner prescribed in Section 3.04(d).

     (e) Forfeiture of Company Matching Contributions. Tax Deferred Contributions which are refunded shall cause the corresponding Company Matching Contributions to be forfeited.

     3.06. Actual Contribution Percentage Tests.

     (a) Tests. The Actual Contribution Percentage for the Highly Compensated Employees shall not exceed for any Plan Year the greater of:

          (1) the Actual Contribution Percentage for all other Covered Employees, multiplied by one and one-quarter (1.25); or

          (2) the Actual Contribution Percentage for all other Covered Employees, multiplied by two (2); provided, however, the Actual Contribution Percentage for the Highly Compensated Employees does not exceed the Actual Contribution Percentage for all other Covered Employees by more than two (2.0) percentage points.

     For the purpose of the foregoing tests:

          (1) those Covered Employees who were not directly or indirectly eligible to have Company Matching Contributions or Supplemental Contributions made for them at any time during the Plan Year shall be disregarded;

          (2) if two or more plans to which employee contributions and matching contributions are made are considered one plan for purposes of Section 401(a)(4) or 410(b) (other than 410(b)(2)(A)(ii)) of the Code, all employee contributions and matching contributions are to be treated as made under the same plan;

          (3) if two or more plans are permissively aggregated for purposes of the foregoing tests, the aggregated plans must also satisfy Sections 401(a)(4) and 410(b) of the Code as though they were one plan; and

          (4) if a Highly Compensated Employee is a participant in two or more plans of Related Employers to which employee contributions or matching contributions are made, all such plans shall be treated as one plan for purposes of determining the Actual Contribution Percentage of that Highly Compensated Employee.

     (b) Actual Contribution Percentage. The Actual Contribution Percentage for a specified group of Covered Employees for a Plan Year shall be the average of the ratios (calculated separately) for the Covered Employees in such group of:

          (1) the amount of Company Matching Contributions and Supplemental Contributions, if any, actually paid to the Trustee on behalf of each such Covered Employee for such Plan Year, to

          (2) his Compensation for the Plan Year.

     To the extent permitted by Treasury Regulations, Tax Deferred Contributions and non-elective employer contributions under any other tax-qualified retirement plan may be added to (1) above.

     The Company Matching Contributions, Supplemental Contributions, other amounts added to (1) above and Compensation of each member of a Family Group (as determined in Section 3.05(b)) are treated as if paid to (or on behalf of) one Highly Compensated Employee. The combined actual contribution ratio of the Family Group shall be the ratio determined by combining the Company Matching Contributions, Supplemental Contributions, other added amounts and Compensation of all members of the Family Group.

     Except as provided in the preceding paragraph, the Company Matching Contributions, Supplemental Contributions, other added amounts and Compensation of all members of the Family Group are disregarded in calculating the Actual Contribution Percentage of the Covered Employees other than Highly Compensated Employees.

     (c) Return of Excess Contributions. The Company shall determine after the end of the Plan Year whether the Actual Contribution Percentage results satisfy either of the tests contained in Section 3.06(a). If neither test is satisfied, the excess amount ("Excess Aggregate Contributions") for each Highly Compensated Employee shall be distributed to him (together with any income allocable thereto) within twelve (12) months following the Plan Year for which the Excess Aggregate Contributions were made.

     The excess amount shall be determined for each Highly Compensated Employee by determining the maximum actual contribution ratio that Highly Compensated Employees may elect under the tests contained in Section 3.06(a), and then reducing the actual contribution ratio of those Participants whose actual contribution ratio exceeds that maximum by an amount of sufficient size to reduce the overall actual contribution percentage for Highly Compensated Employees to a level such that one of the tests contained in Section 3.06(a) shall be satisfied. The excess amount shall be determined in a fashion such that the actual contribution ratio of the affected Participants who elected the highest actual contribution ratio shall be first lowered to the extent required to achieve compliance with the tests in Section 3.06(a) or the level of the affected Participants who elected the next to the highest actual contribution ratio. If further overall reductions are required to achieve compliance with the tests contained in Section 3.06(a), this process is repeated until sufficient total reductions have occurred to achieve compliance with the tests contained in
Section 3.06(a). If a Highly Compensated Employee's actual contribution ratio is determined under the family aggregation rules described above, the Family Group's Excess Aggregate Contributions shall be allocated among the members of the Family Group in proportion to each member's Company Matching Contributions and Supplemental Contributions.

     (d) Adjustment for Income and Loss. The Excess Aggregate Contributions for each Highly Compensated Employee shall be adjusted for income or loss during the Plan Year, in the manner prescribed in Section 3.04(d).

     3.07. Alternate Percentage Test. In the event that the Actual Deferral Percentage for the Highly Compensated Employees for any Plan Year is more than the Actual Deferral Percentage for all other Covered Employees multiplied by one hundred twenty-five percent (l25%) and the Actual Contribution Percentage for Highly Compensated Employees for the same Plan Year is more than the Actual Contribution Percentage for all other Covered Employees multiplied by one hundred twenty-five percent (l25%), then the sum of the Actual Deferral Percentage for Highly Compensated Employees plus the Actual Contribution Percentage for Highly Compensated Employees for such Plan Year may not exceed the greater of:

                  (a) the sum of:

                  (1) one hundred twenty-five percent (125%) of the greater of
         (A) the Actual Deferral Percentage of the group of all other Covered Employees or (B) the Actual Contribution Percentage of the group of all other Covered Employees, and

                  (2) two (2.0) percentage points plus the lesser of (A) the Actual Deferral Percentage of the group of all other Covered Employees or (B) the Actual Contribution Percentage of the group of all other Covered Employees.

                  In no event, however, shall the amount described in this subparagraph 3.07(a)(2) exceed two hundred percent (200%) of the lesser of (2)(A) and (B) above;

         and

                  (b) the sum of:

                  (1) one hundred twenty-five percent (125%) of the lesser of
         (A) the Actual Deferral Percentage of the group of all other Covered Employees or (B) the Actual Contribution Percentage of the group of all other Covered Employees, and

                  (2) two (2.0) percentage points plus the greater of (A) the Actual Deferral Percentage of the group of all other Covered Employees or (B) the Actual Contribution Percentage of the group of all other Covered Employees.

                  In no event, however, shall the amount described in this subparagraph 3.07(b)(2) exceed two hundred percent (200%) of the lesser of (2)(A) and (B) above.

     In the event the sum of the Actual Deferral Percentage for Highly Compensated Employees plus the Actual Contribution Percentage for Highly Compensated Employees exceeds the amount set forth in this Section 3.07, the Actual Deferral Percentage for the Highly Compensated Employees or the Actual Contribution Percentage for the Highly Compensated Employees shall be reduced in the manner provided in Sections 3.05 and 3.06, until such excess no longer exists.

     3.08. Special Company Contributions.

     (a) Determination of Special Rate. In order to meet the nondiscrimination requirements of Sections 401(k) and 401(m) of the Code (as set forth in Sections
3.05 and 3.06 of the Plan), any Participating Employer may, in its discretion and by action of its board of directors, establish a special rate of employer contributions applicable only to certain Participants who are not Highly Compensated Employees of such Participating Employer.

     (b) Allocation of Special Company Contributions. If contributions made under this Section 3.08 are made to meet the nondiscrimination requirements of Code Section 401(k) (as set forth in Section 3.05 of the Plan), then such contributions shall be deemed, for all Plan purposes except Section 8.01, to be Tax Deferred Contributions, and shall be allocated to the Tax Deferred Accounts of the Participants for whom the contributions were made; provided, however, that Company Matching Contributions shall not be made based upon such contributions. If contributions made under this Section 3.08 are made to meet the nondiscrimination requirements of Code Section 401(m) (as set forth in Section 3.06 of the Plan), then such contributions shall be deemed, for all Plan purposes except Section 8.01, to be Company Matching Contributions, but shall be allocated to the Tax Deferred Accounts of the Participants for whom the contributions were made employed by such Participating Employer who made Tax Deferred Contributions and such contributions shall be fully vested upon deposit.

                                   ARTICLE IV


                             INVESTMENT PROVISIONS


     4.01. Investment Funds.

     (a) Separate Funds. The Trust Fund shall consist of the following separate Investment Funds, to be administered as provided in Sections 4.03 through 4.13, respectively, and the "Loan Fund," to be administered as provided in Article IX:

                  (1)      American Stock Fund;

                  (2)      Value Equity Fund;

                  (3)      Large-Cap Growth Equity Fund;

                  (4)      Small-Cap Growth Equity Fund;

                  (5)      International Equity Fund;

                  (6)      S&P 500 Index Fund;

                  (7)      Growth-Oriented Diversified Fund;

                  (8)      Value-Oriented Diversified Fund;

                  (9)      Corporate/Government Bond Fund;

                  (10)     Government Securities Fund; and

                  (11)     Short-Term Investment Fund.

     (b) Assets Pending Allocation, Investment in Investment Funds and Maturity and Redemption. Contributions to the Plan may be uninvested pending allocation to the Investment Funds. The Investment Manager of each Investment Fund, or the Trustee if there shall be no Investment Manager, may invest the Investment Fund in short-term investments or hold the assets thereof uninvested pending orderly investment and to permit distributions, reallocations and transfers therefrom.

     4.02. Investment Fund Elections. A Participant's Account Balances and contributions allocable to a Participant's Accounts shall be invested in the Investment Funds as follows:

     (a) Initial Investment of Contributions. Each Participant may elect that the Tax Deferred Contributions, Supplemental Contributions, Company Matching Contributions and Rollover Contributions allocable to his Accounts after January 1, 1996 be invested, collectively with investment gains and losses allocated on a pro rata basis, in whole increments of one percent (1%), in any one or more of the Investment Funds. The same investment election shall apply to a Participant's Tax Deferred Contributions, Supplemental Contributions, Company Matching Contributions and Rollover Contributions.

     (b) Change in Investment of New Contributions. Effective as of the first day of any month, each Participant may elect to change his investment elections with respect to new contributions allocable to his Accounts, in accordance with
Section 4.02(a).

     (c) Interfund Transfers. Effective as of the last day of any month, each Participant may elect that his Account Balances be rearranged, in whole percentage increments of the total balance, in any one or more of the Investment Funds. Notwithstanding the foregoing, each Participant may elect that his Account Balances as of January 1, 1996 be rearranged, in whole percentage increments of the total balance, in any one or more of the Investment Funds. Any amount transferred pursuant to this Section 4.02(c) shall be valued as of the same Valuation Date as the effective date of the transfer.

     (d) Investment Upon Maturity, Purchase or Redemption. Account Balances attributable to assets held in guaranteed income contracts shall, upon maturity, purchase or redemption, be invested in accordance with the investment elections of each Participant in effect as of the Valuation Date next succeeding the date of maturity, purchase or redemption.

     (e) Notice Requirement. Each Participant shall make an election pursuant to
Section 4.02(a), (b) or (c) with his Participating Employer within a period prior to the effective date of such election as may be specified by the Retirement Committee. Any investment election made pursuant to Section 4.02(a),
(b) or (c) shall be made in accordance with the voice response system implemented by the Participant's Participating Employer or, if required by such Participating Employer, by filing an investment election with such Participating Employer, on a form approved by the Retirement Committee. Any investment election made pursuant to Section 4.02(a) or (b) shall remain in effect until superseded by a subsequent investment election.

     (f) Investment in Absence of Election. If a Participant fails to make an investment election in accordance with Section 4.02(a), the contributions referred to in Section 4.02(a) shall be invested in the Short-Term Investment Fund, provided that any investment election under a Prior Plan shall remain in effect unless changed.

     4.03. Administration of American Stock Fund. Subject to the provisions of the Trust Agreement and Sections 4.14 through 4.16, the Trustee shall administer the American Stock Fund as follows:

     (a) Investment. The assets of the American Stock Fund, including all income thereon and increments thereto, shall be invested primarily in American Common Stock; provided, however, that, in order to permit orderly investment in American Common Stock and pending such investment, the Trustee may hold uninvested any monies received by it in or for the American Stock Fund or may invest in collective short-term investment funds of the Trustee.

     (b) Registration Upon Distribution. Upon any distribution from the American Stock Fund as a single distribution pursuant to Section 7.01(a)(2), all whole shares of American Common Stock distributable therefrom shall be registered in the name of the distributee and delivered to him together with any cash from the American Stock Fund to which the distributee is entitled.

     (c) Distributions Other Than in Stock. Upon any distribution from the American Stock Fund pursuant to the provisions of Article VII other than as a single distribution pursuant to Section 7.01(a)(2), the Trustee shall retain all shares which would otherwise be distributable to the distributee and distribute in lieu thereof their Fair Market Value on the Valuation Date next succeeding the event entitling the distributee thereto (or, if the event coincides with a Valuation Date, then on that Valuation Date).

     (d) Transfers Among Investment Funds. Upon any transfer from any Investment Fund pursuant to the provisions of Section 4.02(c), the Trustee shall, to the extent practicable, retain all shares which would otherwise have to be liquidated by reason of such transfer and transfer in lieu thereof their Fair Market Value on the Valuation Date next preceding the date as of which such transfer is to be made.

     (e) Rights Exercise; Sale of Stock. To the extent practicable, the Trustee shall exercise all rights to buy American Common Stock (other than rights within the meaning of Section 4.16, which shall be exercised only in accordance with
Section 4.16) received with respect to any shares held in the American Stock Fund. To the extent that there is insufficient cash in the American Stock Fund with which to exercise any such rights, or to make distribution or transfer of the Fair Market Value of any stock subject to retention, the Trustee may, in its discretion, sell such rights or retained stock or any part thereof; in the case of any retained stock so sold the Fair Market Value thereof shall be the net proceeds of sale instead of the Fair Market Value determined as provided in
Article I. The Trustee may also obtain cash in such other manner deemed appropriate by the Trustee provided such other manner is permitted by applicable law, will not affect the continued qualified status of the Plan or the tax-exempt status of the Trust under the Code and will not result in a "prohibited transaction" (as defined in the Code or ERISA).

     4.04. Investment of Value Equity Fund. Subject to the provisions of the Trust Agreement and of Section 4.03(e), the assets of the Value Equity Fund, including all income thereon and increments thereto, shall be invested and reinvested in any and all common stocks, preferred stocks and other equity securities which the Investment Manager believes have a low price relative to the company's earnings or cash flow, or relative to the past price history of the stock, as shall be selected by the Investment Manager or, if there shall be no such Investment Manager, by the Trustee; provided, however, that the Executive Committee of the Board of Directors of American may determine that the Value Equity Fund be comprised of a mutual fund having substantially the foregoing characteristics.

     4.05. Investment of Large-Cap Growth Equity Fund. Subject to the provisions of the Trust Agreement and of Section 4.03(e), the assets of the Large-Cap Growth Equity Fund, including all income thereon and increments thereto, shall be invested and reinvested primarily in stocks of medium to large-size companies with above-average earnings or sales growth, as selected by the Investment Manager or, if there shall be no such Investment Manager, by the Trustee; provided, however, that the Executive Committee of the Board of Directors of American may determine that the Large-Cap Growth Equity Fund be comprised of a mutual fund having substantially the foregoing characteristics.

     4.06. Investment of Small-Cap Growth Equity Fund. Subject to the provisions of the Trust Agreement and of Section 4.03(e), the assets of the Small-Cap Growth Equity Fund, including all income thereon and increments thereto, shall be invested and reinvested primarily in stocks of small to medium-size companies that are early in their life cycle but which have the potential to become major enterprises (emerging growth companies), as selected by the Investment Manager or, if there shall be no such Investment Manager, by the Trustee; provided, however, that the Executive Committee of the Board of Directors of American may determine that the Small-Cap Growth Equity Fund be comprised of a mutual fund having substantially the foregoing characteristics.

     4.07. Investment of International Equity Fund. Subject to the provisions of the Trust Agreement and of Section 4.03(e), the assets of the International Equity Fund, including all income thereon and increments thereto, shall be invested and reinvested primarily in stocks of companies incorporated outside the United States, as selected by the Investment Manager or, if there shall be no such Investment Manager, by the Trustee; provided, however, that the Executive Committee of the Board of Directors of American may determine that the International Equity Fund be comprised of a mutual fund having substantially the foregoing characteristics.

     4.08. Investment of S&P 500 Index Fund. Subject to the provisions of the Trust Agreement and of Section 4.03(e), the assets of the S&P 500 Index Fund, including all income thereon and increments thereto, shall be invested and reinvested in a mutual fund that invests in five hundred (500) stocks that make up the Standard & Poors 500 Index proportionately to each stock weighting in the index, as selected by the Executive Committee of the Board of Directors of American.

     4.09. Investment of Growth-Oriented Diversified Fund. Subject to the provisions of the Trust Agreement and of Section 4.03(e), the assets of the Growth-Oriented Diversified Fund, including all income thereon and increments thereto, shall be invested and reinvested in such bonds, debentures, notes, equipment trust certificates, investment trust certificates, preferred stocks, common stocks, other securities (including any bonds, debentures, stock and other securities of American) primarily of companies with strong financial characteristics and good long-term prospects for above-average earnings or sales growth, or other properties, not necessarily of the nature hereinbefore itemized, as shall be selected by the Investment Manager or, if there shall be no such Investment Manager, by the Trustee; provided, however, that the Executive Committee of the Board of Directors of American may determine that the Growth-Oriented Diversified Fund be comprised of a mutual fund having substantially the foregoing characteristics.

     4.10. Investment of Value-Oriented Diversified Fund. Subject to the provisions of the Trust Agreement and of Section 4.03(e), the assets of the Value-Oriented Diversified Fund, including all income thereon and increments thereto, shall be invested and reinvested primarily in companies which have a low price relative to the company's earnings or cash flow, or relative to the past price history of the stock, as selected by the Investment Manager or, if there shall be no such Investment Manager, by the Trustee; provided, however, that the Executive Committee of the Board of Directors of American may determine that the Value-Oriented Diversified Fund be comprised of a mutual fund having substantially the foregoing characteristics.

     4.11. Investment of Corporate/Government Bond Fund. Subject to the provisions of the Trust Agreement and of Section 4.03(e), the assets of the Corporate/Government Bond Fund, including all income thereon and increments thereto, shall be invested and reinvested primarily in investment grade corporate bonds, bonds issued by the United States Government or its agencies, domestic bank obligations and commercial paper, as selected by the Investment Manager or, if there shall be no such Investment Manager, by the Trustee; provided, however, that the Executive Committee of the Board of Directors of American may determine that the Corporate/Government Bond Fund be comprised of a mutual fund having substantially the foregoing characteristics.

     4.12. Investment of Government Securities Fund. Subject to the provisions of the Trust Agreement and of Section 4.03(e), the assets of the Government Securities Fund, including all income thereon and increments thereto, shall be invested and reinvested primarily in such obligations issued or guaranteed by the United States Government or its agencies, or by any State or local government or their agencies, as shall be selected by the Investment Manager or, if there shall be no such Investment Manager, by the Trustee; provided, however, that the Executive Committee of the Board of Directors of American may determine that the Government Securities Fund be comprised of a mutual fund having substantially the foregoing characteristics.

     4.13. Investment of Short-Term Investment Fund. Subject to the provisions of the Trust Agreement and of Section 4.03(e), the assets of the Short-Term Investment Fund, including all income thereon and increments thereto, shall be invested and reinvested in bonds, debentures, mortgages, equipment or other trust certificates, notes, obligations issued by or guaranteed by the United States Government or its agencies, domestic bank certificates of deposit, domestic bankers' acceptances and repurchase agreements, and high grade commercial paper, all of which shall bear a fixed rate of return and are intended to minimize market fluctuations, as shall be selected by the Investment Manager, or if there shall be no such Investment Manager, by the Trustee (which may include investment in the Trustee's short-term collective investment fund); provided, however, that the Executive Committee of the Board of Directors of American may determine that the Short-Term Investment Fund be comprised of a mutual fund having substantially the foregoing characteristics.

     4.14. Voting of Shares in American Stock Fund.

     (a) Trustee Voting. Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, the Trustee shall have no discretion or authority to exercise any voting rights with respect to American Common Stock held in the American Stock Fund except as provided in this Section 4.14.

     (b) Participant Direction. Each Participant, former Participant or Beneficiary shall be entitled to direct the Trustee in writing, and the Trustee shall solicit the written direction of such Participant, former Participant or Beneficiary, as to the manner in which any voting rights of shares of American Common Stock attributable to his interest in the American Stock Fund are to be exercised with respect to any matter on which holders of American Common Stock are entitled to vote by proxy, consent or otherwise, and the Trustee shall exercise the voting rights of such shares with respect to such matter in accordance with the last-dated timely written direction received by the Trustee from such Participant, former Participant or Beneficiary. With respect to the voting rights of shares of American Common Stock held in the American Stock Fund as to which timely written directions have not been received by the Trustee as provided in the preceding sentence, the Trustee shall exercise the voting rights of such shares in the same manner and in the same proportion in which the voting rights of shares as to which such directions were received by the Trustee are to be exercised as provided in the preceding sentence. The Trustee shall combine fractional interests of Participants, former Participants and Beneficiaries in shares of American Common Stock held in the American Stock Fund to the extent possible so that the voting rights with respect to such matter are exercised in a manner which reflects as accurately as possible the collective directions given by Participants, former Participants and Beneficiaries. In giving directions to the Trustee as provided in this Section 4.14(b), each Participant, former Participant or Beneficiary shall be acting as a named fiduciary within the meaning of Section 403(a)(1) of ERISA ("Named Fiduciary") with respect to the exercise of voting rights of shares of American Common Stock in accordance with such directions pursuant to both the first and the second sentences of this
Section 4.14(b). For purposes of this Section 4.14, the number of shares of American Common Stock attributable at any particular time to the interest of a Participant, former Participant or Beneficiary in the American Stock Fund shall be the product of the total number of shares then held in the American Stock Fund multiplied by a fraction the numerator of which is the amount allocated to the American Stock Fund then in his Accounts and the denominator of which is the amount allocated to the American Stock Fund then in the Accounts of all Participants, former Participants and Beneficiaries.

     (c) Trustee to Communicate Voting Procedures. The Trustee shall communicate or cause to be communicated to all Participants, former Participants and Beneficiaries the procedures regarding the exercise of voting rights of shares of American Common Stock held in the American Stock Fund. The Trustee shall distribute or cause to be distributed as promptly as possible to all Participants, former Participants and Beneficiaries entitled to give directions to the Trustee as to the exercise of voting rights with respect to any matter all communications and other materials, if any, that the Trustee may receive from any person or entity (including the Company) that are being distributed to the holders of American Common Stock and either are directed generally to such holders or relate to any matter on which holders of American Common Stock are entitled to vote by proxy, consent or otherwise, and the Company shall promptly furnish to the Trustee all such communications and other materials, if any, as are being distributed by or on behalf of American. The Company and the Retirement Committee shall provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants, former Participants and Beneficiaries as aforesaid. This information shall include the names and current addresses of Participants, former Participants and Beneficiaries and the number of shares of American Common Stock credited to the accounts of each of them, upon which the Trustee may conclusively rely. Anything to the contrary in this
Section 4.14, the Plan or the Trust Agreement notwithstanding, except if the Company serves as recordkeeper, to the extent necessary to provide the Company with information necessary accurately to maintain records of the interest in the Plan of Participants, former Participants and Beneficiaries, the Trustee shall use its best efforts to keep confidential the direction (or the absence thereof) from each Participant, former Participant or Beneficiary in connection with the exercise of voting rights of shares of American Common Stock held in the American Stock Fund and the identity of such Participant, former Participant or Beneficiary and not to divulge such direction or identity to any person or entity, including, without limitation, the Company, any other Participating Employer, American and any other Related Employer and any director, officer, employee or agent thereof, it being the intent of this Section 4.14 that the Company, each other Participating Employer, American and each other Related Employer and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) by any Participant, former Participant or Beneficiary in connection with the exercise of voting rights of such shares.

     (d) Invalidity. In the event that a court of competent jurisdiction shall issue an opinion, order or decree which, in the opinion of counsel to the Company or the Trustee, shall, in all or any particular circumstances, invalidate under ERISA or otherwise any provision or provisions of the Plan or the Trust Agreement with respect to the exercise of voting rights of shares of American Common Stock held in the American Stock Fund, or cause any such provision or provisions to conflict with ERISA, or require the Trustee not to act or such voting rights not to be exercised in accordance with such provision or provisions, then, upon written notice thereof to the Trustee, in the case of an opinion of counsel to the Company, or to the Company, in the case of an opinion of counsel to the Trustee, such provision or provisions shall be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee shall nevertheless have no discretion or authority in such circumstances to exercise voting rights with respect to shares of American Common Stock held in the American Stock Fund, but shall exercise such voting rights in accordance with the last-dated timely written directions received from Participants, former Participants and Beneficiaries to the extent such directions have not been invalidated. To the extent the Trustee exercises any fiduciary responsibility it may have in any circumstances with respect to any exercise of voting rights of shares of American Common Stock held in the American Stock Fund, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so, (1) shall take into account directions timely received from Participants, former Participants and Beneficiaries as being the most indicative of their best interests with respect to the exercise of such voting rights and (2) shall take into consideration, in addition to any relevant financial factors bearing on any exercise of such voting rights, the continuing job security of Participants as employees of the Participating Employers, conditions of employment, employment opportunities and similar matters and the prospects of Participants, former Participants and Beneficiaries for benefits under the Plan and may also take into consideration such other relevant non-financial factors as the Trustee deems appropriate.

     4.15. Tendering of Shares in American Stock Fund.

     (a) Tender by Trustee. Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, the Trustee shall have no discretion or authority to tender, deposit, sell, exchange or transfer any shares of American Common Stock (which, for purposes of this Section 4.15, shall include any rights within the meaning of Section 4.16(a)) held in the American Stock Fund pursuant to any tender offer (as defined herein) except as provided in this Section 4.15. For purposes of this Section 4.15, a "tender offer" shall mean any tender or exchange offer for or request or invitation for tenders or exchanges of shares of American Common Stock the consummation of which would result in any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), or any affiliates or associates thereof, becoming the beneficial owner of ten percent (10%) or more of the then outstanding shares of American Common Stock and shall include, without limitation, any such tender offer made by or on behalf of American.

     (b) Participant Direction. Each Participant, former Participant or Beneficiary shall be entitled to direct the Trustee in writing, and the Trustee shall solicit the written direction of such Participant, former Participant or Beneficiary, as to the tendering, depositing, selling, exchanging or transferring of shares of American Common Stock attributable to his interest in the American Stock Fund pursuant to any tender offer, and the Trustee shall tender, deposit, sell, exchange or transfer such shares (or shall retain such shares in the American Stock Fund) pursuant to such tender offer in accordance with the last-dated timely written direction received by the Trustee from such Participant, former Participant or Beneficiary. With respect to shares of American Common Stock held in the American Stock Fund as to which timely written directions have not been received by the Trustee from Participants, former Participants and Beneficiaries to whose interests in the American Stock Fund such shares are attributable, such Participants, former Participants and Beneficiaries shall be deemed to have directed the Trustee that such shares be retained in the American Stock Fund subject to all provisions of the Plan and the Trust Agreement and not be tendered, deposited, sold, exchanged or transferred pursuant to such tender offer, and the Trustee shall not tender, deposit, sell, exchange or transfer any of such shares pursuant thereto. In the event that, under the terms of such tender offer or otherwise, any shares of American Common Stock tendered or deposited pursuant thereto may be withdrawn, the Trustee shall use its best efforts to solicit the written direction of each Participant, former Participant or Beneficiary as to the exercise of withdrawal rights with respect to shares of American Common Stock that have been tendered or deposited pursuant to this Section 4.15, and the Trustee shall exercise (or refrain from exercising) such withdrawal rights in the same manner as shall reflect the last dated timely written directions received with respect to the exercise of such withdrawal rights. The Trustee shall not withdraw shares except pursuant to a timely written direction of a Participant, former Participant or Beneficiary. The Trustee shall combine fractional interests of Participants, former Participants and Beneficiaries in shares of American Common Stock held in the American Stock Fund to the extent possible so that such shares are tendered, deposited, sold, exchanged or transferred, and withdrawal rights with respect thereto are exercised, in a manner which reflects as accurately as possible the collective directions given or deemed to have been given by Participants, former Participants and Beneficiaries in accordance with this Section 4.15. In giving or being deemed to have given directions to the Trustee as provided in this
Section 4.15(b), each Participant, former Participant or Beneficiary shall be acting as a Named Fiduciary with respect to the tender, deposit, sale, exchange or transfer of shares of American Common Stock (or the retention of such shares in the American Stock Fund) in accordance with such directions pursuant to both the first and second sentences of this Section 4.15(b) and the exercise of (or the refraining from exercising) withdrawal rights with respect to shares of American Common Stock tendered or deposited pursuant to the third sentence of this Section 4.15(b).

     (c) Trustee to Communicate Tender Procedures. In the event of a tender offer as to which Participants, former Participants and Beneficiaries are entitled to give directions as provided in this Section 4.15, the Trustee shall communicate or cause to be communicated to all Participants, former Participants and Beneficiaries entitled to give directions the procedures relating to their right to give directions as Named Fiduciaries to the Trustee and in particular the consequences of any failure to provide timely written direction to the Trustee. In the event of such a tender offer, the Trustee shall distribute or cause to be distributed as promptly as possible to all Participants, former Participants and Beneficiaries entitled to give directions to the Trustee with respect to such tender offer all communications and other materials, if any, that the Trustee may receive from any person or entity (including the Company) that are being distributed to the holders of the securities to whom such tender offer is directed and either are directed generally to such holders or relate to such tender offer, and the Company shall promptly furnish to the Trustee all such communications and other materials, if any, as are being distributed by or on behalf of American. The Company and the Retirement Committee shall provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants, former Participants and Beneficiaries as aforesaid. This information shall include the names and current addresses of Participants, former Participants and Beneficiaries and the number of shares of American Common Stock credited to the accounts of each of them, upon which the Trustee may conclusively rely. Anything to the contrary in this Section 4.15, the Plan or the Trust Agreement notwithstanding, except if the Company serves as recordkeeper, to the extent necessary to provide the Company with information necessary accurately to maintain records of the interest in the Plan of Participants, former Participants and Beneficiaries, the Trustee shall use its best efforts to keep confidential the direction (or the absence thereof) from each Participant, former Participant or Beneficiary with respect to any tender offer and the identity of such Participant, former Participant or Beneficiary and not to divulge such direction or identity to any person or entity, including, without limitation, the Company, any other Participating Employer, American and any other Related Employer and any director, officer, employee or agent thereof, it being the intent of this Section 4.15 that the Company, each other Participating Employer, American and each other Related Employer and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) or deemed to have been given by any Participant, former Participant or Beneficiary with respect to any tender offer.

     (d) Invalidity. In the event that a court of competent jurisdiction shall issue an opinion, order or decree which, in the opinion of counsel to the Company or the Trustee, shall, in all or any particular circumstances, invalidate under ERISA or otherwise any provision or provisions of the Plan or the Trust Agreement with respect to the tendering, depositing, sale, exchange or transfer of shares of American Common Stock held in the American Stock Fund or the exercise of any withdrawal rights with respect to shares tendered or deposited pursuant to a tender offer, or cause any such provision or provisions to conflict with ERISA, or require the Trustee not to act or such shares not to be tendered, deposited, sold, exchanged or transferred or such withdrawal rights not to be exercised in accordance with such provision or provisions, then, upon written notice thereof to the Trustee, in the case of an opinion of counsel to the Company, or to the Company, in the case of an opinion of counsel to the Trustee, such provision or provisions shall be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee shall nevertheless have no discretion or authority in such circumstances to tender, deposit, sell, transfer or exchange shares of American Common Stock held in the American Stock Fund (or the retention of such shares in the American Stock Fund) pursuant to a tender offer or with respect to the exercise of (or refraining from exercising) any withdrawal rights with respect to shares tendered or deposited pursuant to a tender offer, but shall act in accordance with the last-dated timely written directions received from Participants, former Participants and Beneficiaries to the extent such directions have not been invalidated. To the extent the Trustee exercises any fiduciary responsibility it may have in any circumstances with respect to the tendering, depositing, sale, exchange or transfer of shares of American Common Stock held in the American Stock Fund or the exercise of any withdrawal rights with respect to shares tendered or deposited pursuant to a tender offer, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so, (1) shall take into account directions timely received from Participants, former Participants and Beneficiaries as being the most indicative of their best interests with respect to a tender offer and (2) shall take into consideration, in addition to any relevant financial factors bearing on any sale, exchange or transfer or any exercise of withdrawal rights, the continuing job security of Participants as employees of the Participating Employers, conditions of employment, employment opportunities and similar matters and the prospects of Participants, former Participants and Beneficiaries for benefits under the Plan and may also take into consideration such other relevant nonfinancial factors as the Trustee deems appropriate.

     (e) Proceeds of Tender. The proceeds of any sale, exchange or transfer of shares of American Common Stock pursuant to the direction of a Participant, former Participant or Beneficiary in accordance with this Section 4.15 shall be allocated to his Accounts in the same manner, in the same proportion and as of the same date as were the shares sold, exchanged or transferred and shall be governed by the provisions of this Section 4.15(e) and all other applicable provisions of the Plan and the Trust Agreement. Such proceeds shall be deemed to be held in the American Stock Fund and shall be subject to this Section 4.15(e) and the other applicable provisions of the Plan and the Trust Agreement; provided, however, that, to the extent necessary to segregate any return, loss, gain or income on or from such proceeds (or on or from any reinvestment thereof) from any return, loss, gain or income on or from the remainder of the American Stock Fund, the Company or the Retirement Committee shall take or cause to be taken all such action so that (1) such proceeds (and any income or proceeds therefrom) shall be segregated and held by the Trustee in one or more separate Investment Funds and (2) appropriate adjustments shall be made from time to time in the amount allocated to the American Stock Fund in the Accounts. Any such separate Investment Fund shall be otherwise governed by the other applicable provisions of the Plan and the Trust Agreement. Any such proceeds (and any income or proceeds therefrom) shall be invested or reinvested in the same type of instruments and in the same manner as provided in Section 4.13 with respect to the Short-Term Investment Fund and subject to the same provisions in the Plan and the Trust Agreement governing investment and reinvestment of the Short-Term Investment Fund.

     4.16. Exercise of Certain Rights Held in American Stock Fund.

     (a) Trustee Exercise of Preferred Share Purchase Rights. Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, the Trustee shall have no discretion or authority to sell, exercise, exchange or retain any Preferred Share Purchase Rights of American (or any rights issued by American in substitution or replacement therefor) held in the American Stock Fund ("rights") except as provided in this Section 4.16; provided, however, that the sale, retention or taking of any other action relating to rights pursuant to any tender offer shall be governed by the provisions of Section 4.15 and not by the provisions of this Section 4.16; and provided, further, that, in connection with any transfer of shares of American Common Stock held in the American Stock Fund as provided in the Plan or the Trust Agreement, the Trustee shall transfer with such shares any rights that are not then transferable separately from such shares.

     (b) Participant Direction. In the event that any rights held in the American Stock Fund shall become transferable separately from the shares of American Common Stock held in the American Stock Fund or shall become exercisable, each Participant, former Participant or Beneficiary shall be entitled to direct the Trustee in writing, and the Trustee shall solicit the written direction of such Participant, former Participant or Beneficiary, to sell, exercise or exchange the rights which are attributable to his interest in the American Stock Fund or to retain such rights in the American Stock Fund, and the Trustee shall sell, exercise, exchange or retain such rights in accordance with the last-dated timely written direction received by the Trustee from such Participant, former Participant or Beneficiary; provided, however, in the case of a Participant, former Participant or Beneficiary who directs the exercise of such rights, the rights shall be exercised only to the extent cash is available in the Participant's, former Participant's or Beneficiary's accounts in the American Stock Fund or cash can be obtained pursuant to paragraph (e) of this
Section 4.16. With respect to rights as to which timely written directions have not been received by the Trustee as provided in the preceding sentence, the Trustee shall in its sole discretion sell, exercise, exchange or retain such rights. The Trustee shall combine fractional interests in rights of Participants, former Participants and Beneficiaries who have given timely written directions as provided in the first sentence of this Section 4.16(b) to the extent possible so that the rights attributable to their interests in the American Stock Fund are sold, exercised, exchanged or retained in a manner which reflects as accurately as possible the collective directions given by them. In giving directions to the Trustee as provided in this Section 4.16(b), each Participant, former Participant or Beneficiary shall be acting as a Named Fiduciary with respect to the sale, exercise, exchange or retention of rights in accordance with such directions.

     (c) Trustee to Communicate Exercise Procedures. In the event that any rights shall become transferable separately from the shares of American Common Stock held in the American Stock Fund or shall become exercisable, the Trustee shall communicate or cause to be communicated to all Participants, former Participants and Beneficiaries entitled to give directions with respect thereto as provided in this Section 4.16 the procedures relating to their right to give directions as Named Fiduciaries to the Trustee and in particular the consequences of any failure to provide timely written directions to the Trustee and shall distribute or cause to be distributed as promptly as possible to such Participants, former Participants and Beneficiaries all communications and other materials, if any, that the Trustee may receive from any person or entity (including the Company) that are being distributed to holders of such rights and either are directed generally to such holders or relate to such rights, and the Company shall promptly furnish to the Trustee all such communications and other materials, if any, as are being distributed by or on behalf of American. The Company and the Retirement Committee shall provide the Trustee with such information, documents and assistance as the Trustee may reasonably request in connection with any communications or distributions to Participants, former Participants and Beneficiaries as aforesaid. This information shall include the names and current addresses of Participants, former Participants and Beneficiaries, the number of rights credited to the accounts of each of them and the amount of cash available in their Accounts in the American Stock Fund, upon which the Trustee may conclusively rely. Anything to the contrary in this
Section 4.16, the Plan or the Trust Agreement notwithstanding, except if the Company serves as recordkeeper, to the extent necessary to provide the Company with information necessary accurately to maintain records of the interest in the Plan of Participants, former Participants and Beneficiaries, the Trustee shall use its best efforts to keep confidential the direction (or the absence thereof) from each Participant, former Participant or Beneficiary with respect to such rights and the identity of such Participant, former Participant or Beneficiary and not to divulge such direction or identity to any person or entity, including, without limitation, the Company, any other Participating Employer, American and any other Related Employer and any director, officer, employee or agent thereof, it being the intent of this Section 4.16 that the Company, each other Participating Employer, American and each other Related Employer and their directors, officers, employees and agents not be able to ascertain the direction given (or not given) by any Participant, former Participant or Beneficiary with respect to any rights.

     (d) Invalidity. In the event that a court of competent jurisdiction shall issue an opinion, order or decree which, in the opinion of counsel to the Company or the Trustee, shall, in all or any particular circumstances, invalidate under ERISA or otherwise any provision or provisions of the Plan or the Trust Agreement with respect to the sale, exercise, exchange or retention of any rights held in the American Stock Fund, or cause any such provision or provisions to conflict with ERISA, or require the Trustee not to act or such rights not to be sold, exercised, exchanged or retained in accordance with such provision or provisions, then, upon written notice thereof to the Trustee, in the case of an opinion of counsel to the Company, or to the Company, in the case of an opinion of counsel to the Trustee, such provision or provisions shall be given no further force or effect in such circumstances. Except to the extent otherwise specified in such opinion, order or decree, the Trustee shall nevertheless have no discretion or authority in such circumstances to sell, exercise, exchange or retain such rights as to which written directions were received from Participants, former Participants and Beneficiaries, but shall act with respect to such rights in accordance with the last-dated timely written directions received from Participants, former Participants and Beneficiaries to the extent such directions have not been invalidated. To the extent the Trustee exercises any discretion or fiduciary responsibility it may have in any circumstances with respect to the sale, exercise, exchange or retention of any rights held in the American Stock Fund, the Trustee in exercising its fiduciary responsibility, unless pursuant to the requirements of ERISA or otherwise it is unlawful to do so, (1) shall take into account directions timely received from Participants, former Participants and Beneficiaries as being the most indicative of their best interests with respect to the sale, exercise, exchange or retention of such rights and (2) shall take into consideration, in addition to any relevant financial factors bearing on any sale, exercise, exchange or retention of such rights, the continuing job security of Participants as employees of the Participating Employers, conditions of employment, employment opportunities and similar matters and the prospects of Participants, former Participants and Beneficiaries for benefits under the Plan and may also take into consideration such other relevant non-financial factors as the Trustee deems appropriate.

     (e) Funds for Exercise of Preferred Share Purchase Rights. If practicable and to the extent necessary to exercise rights attributable to the interest of any Participant, former Participant or Beneficiary in the American Stock Fund, the Trustee shall sell such portion of the rights attributable to such interest as will enable the Trustee to apply the proceeds therefrom to the exercise of the remaining portion of such rights or the Trustee may obtain cash in such other manner deemed appropriate by the Trustee provided such other manner is permitted by applicable law, will not affect the continued qualified status of the Plan or the tax-exempt status of the Trust under the Code and will not result in a "prohibited transaction" (as defined in the Code or ERISA).

     (f) Allocation of Proceeds. The proceeds of any sale, exercise or exchange of rights pursuant to the direction of a Participant, former Participant or Beneficiary in accordance with this Section 4.16 shall be allocated to his Account in the same manner, in the same proportion and as of the same date as were the shares to which the sold, exercised or exchanged rights were attributable and shall be governed by the provisions of this Section 4.16(f) and all other applicable provisions of the Plan and the Trust Agreement. Such proceeds shall be deemed to be held in the American Stock Fund and shall be subject to this Section 4.16(f) and the other applicable provisions of the Plan and the Trust Agreement; provided, however, that, to the extent necessary to segregate any return, loss, gain or income on or from such proceeds (or on or from any reinvestment thereof) from any return, loss, gain or income on or from the remainder of the American Stock Fund, the Company or the Retirement Committee shall take or cause to be taken all such action so that (1) such proceeds and any income or proceeds therefrom shall be segregated and held by the Trustee in one or more separate Investment Funds and (2) appropriate adjustments shall be made from time to time in the amount allocated to the American Stock Fund in the Accounts. Any such separate Investment Funds shall be otherwise governed by the other applicable provisions of the Plan and the Trust Agreement. Any such proceeds (and any income or proceeds therefrom) shall be invested or reinvested in the same type of instruments and in the same manner as provided in Section 4.13 with respect to the Short-Term Investment Fund and subject to the same provisions of the Plan and the Trust Agreement governing the investment and reinvestment of the Short-Term Investment Fund.

     4.17. Valuation of Investment Funds. As of each Valuation Date, the Trustee shall report to the Retirement Committee the Fair Market Value of the assets of each Investment Fund as of such Valuation Date. The Fair Market Value of an Investment Fund shall be the value of such Investment Fund as of such Valuation Date.

                                   ARTICLE V


                                    ACCOUNTS


     5.01. Participants' Accounts. The Retirement Committee shall maintain or cause to be maintained the following separate Accounts for each Participant (and, as long as may be appropriate, for each former Participant and Beneficiary):

     (a) Tax Deferred Account. A Tax Deferred Account shall be maintained for each Participant on whose behalf Tax Deferred Contributions are made pursuant to
Section 3.01 of this Plan and on whose behalf any before-tax contributions were made under a Prior Plan, and such contributions and any earnings and losses thereon shall be allocated to such Tax Deferred Account.

     (b) Supplemental Account. A Supplemental Account shall be maintained for each Participant on whose behalf Supplemental Contributions are made pursuant to
Section 3.01 of this Plan and on whose behalf any after-tax contributions were made under a Prior Plan, and such contributions and any losses and earnings thereon shall be allocated to such Supplemental Account.

     (c) Company Matching Account. A Company Matching Account shall be maintained for each Participant on whose behalf Company Matching Contributions are made pursuant to Section 3.02 of this Plan and on whose behalf any company matching contributions were made under a Prior Plan, and such contributions and any earnings and losses thereon shall be allocated to such Company Matching Account.

     (d) Rollover Account. A Rollover Account shall be maintained for each Participant on whose behalf any amount has been rolled over to this Plan pursuant to Section 3.03 of this Plan and on whose behalf any amount has been transferred or rolled over to a Prior Plan, and such amounts and any earnings and losses thereon shall be allocated to such Rollover Account.

     5.02. Allocation of Earnings and Losses to Accounts. Earnings and losses shall be allocated to the Accounts of all Participants as of each Valuation Date by credit or deduction therefrom, as the case may be, of the increase or decrease in the value of the Investment Funds in which such Accounts are invested since the immediately preceding Valuation Date attributable to interest, dividends, changes in market value, expenses and gains and losses realized from the sale of assets.

     5.03. Allocation of Contributions to Accounts. As of each Valuation Date, Tax Deferred Contributions, Supplemental Contributions, Company Matching Contributions and Rollover Contributions made to the Plan during the period then ended by or on behalf of each Participant shall be credited to such Participant's Tax Deferred Account, Supplemental Account, Company Matching Account and Rollover Account, respectively.

     5.04. Annual Additions Limitation.

     (a) Maximum Annual Additions. The sum of the Annual Additions (as defined in Section 5.04(c)) to a Participant's Accounts in any Plan Year shall not exceed the lesser of:

          (1) Thirty thousand dollars ($30,000) or, if greater, one-quarter (1/4) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code; or

          (2) Twenty-five percent (25%) of the Participant's Compensation.

The limitations set forth in (1) and (2) above shall be adjusted annually for increases in the cost of living, in accordance with regulations issued by the Secretary of the Treasury pursuant to the provisions of Section 415(d) of the Code (or such other Federal income tax statutory provisions as shall at the time be applicable).

     (b) Procedure for Preventing Excess Annual Additions. In the event that the Annual Additions to a Participant's Accounts in any Plan Year would be in excess of the maximum annual limits as a result of the allocation of Forfeitures, a reasonable error in estimating Compensation, a reasonable error in determining the amount of elective deferrals or under such other facts and circumstances which the Commissioner of Internal Revenue finds justifiable, any Supplemental Contributions shall be returned, and thereafter any Company Matching Contributions otherwise allocable to a Participant's Accounts shall be reduced, by the amount necessary to reduce the amount allocable to a Participant's Accounts to the lesser of the amounts set forth in Section 5.04(a)(1) or (2). If after returning any Supplemental Contributions, then any Company Matching Contributions otherwise allocable to a Participant's Accounts, an excess still exists, any Tax Deferred Contributions that cause the excess shall be returned to the Participant.

     (c) Definition of Annual Additions. For purposes of this Plan, the term "Annual Additions" means the amounts allocated to a Participant's Accounts during the year that constitute:

          (1) the Company Matching Contributions allocated to such Participant's Accounts.

          (2) the Tax Deferred Contributions and Supplemental Contributions allocated to such Participant's Accounts.

          (3) Forfeitures.

     (d) Consolidation of Defined Contribution Plans. For purposes of this
Section 5.04, this Plan and any other qualified defined contribution plan maintained by a Related Employer shall be considered as a single defined contribution plan if a Participant is a participant in both plans. Amounts allocated to a Participant's individual medical benefit account, as defined in
Section 415(l)(1) of the Code, which is part of a defined benefit plan maintained by a Related Employer shall be treated as annual additions to a defined contribution plan. Amounts derived from contributions which are attributable to post-retirement medical benefits allocated to the separate account of a Participant who is a key employee, as defined in Section 419A(d) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by a Related Employer, shall be treated as annual additions to a defined contribution plan. Notwithstanding the foregoing, the compensation limit described in Section 5.04(a)(2) shall not apply to any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an annual addition under
Section 415(l)(1) of the Code. If a reduction is necessary under Section 5.04(b), then the reduction shall be made to the Annual Additions under one of such plans as determined by the Retirement Committee and the governing bodies of such other plans.

     5.05. Combined Maximum Limitations. In the event any Participant is also participating in any other qualified plan (within the meaning of Section 401 of the Code) maintained by a Related Employer, then for any limitation year, which shall be the Plan Year, the sum of the "Defined Benefit Plan Fraction" and the "Defined Contribution Plan Fraction" for such limitation year shall not exceed one (1.0). For purposes of this Section 5.05, such sum shall be determined in accordance with the following:

     (a) The "Defined Benefit Plan Fraction" for any year is a fraction:

          (1) the numerator of which is the projected annual benefit of the Participant under each defined benefit plan (determined as of the close of the year); and

          (2) the denominator of which is the lesser of the maximum dollar limitation in effect under Section 415(b)(1)(A) of the Code for such limitation year times one and one-quarter (1.25), or the amount which may be taken into account under Section 415(b)(1)(B) of the Code for such limitation year times one and two-fifths (1.4).

     (b) The "Defined Contribution Plan Fraction" for any year is a fraction:

          (1) the numerator of which is the sum of the annual additions to the Participant's account under each defined contribution plan as of the close of the year; and

          (2) the denominator of which is the sum of the lesser of the following amounts determined for such limitation year and each prior year of service with the Related Employer:

               (A) the product of one and one-quarter (1.25) multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such limitation year; or

               (B) The product of one and two-fifths (1.4) multiplied by the amount which may be taken into account under Section 415(c)(1)(B) of the Code for such limitation year.

     For purposes of this Section 5.05, all defined benefit or defined contribution plans shall be treated as one (1) plan by class. In the event the above limitation would otherwise be exceeded in any limitation year, the Participant's benefits under the defined benefit plans are to be limited. In the event any such defined benefit plan fails to provide for such reduction of benefits, the annual additions under this Plan shall be reduced to the extent necessary to comply with the above limitation.

     5.06. Limitation of Annual Compensation. For purposes of this Plan, the Compensation of a Participant shall be limited to one hundred and fifty thousand dollars ($150,000) in each Plan Year (adjusted for increases in the cost of living pursuant to rulings of the Secretary of the Treasury). For purposes of applying the annual limitation on Compensation under Section 401(a)(17) of the Code, the family unit of a Participant who either is a five percent (5%) owner or is both a Highly Compensated Employee and one of the ten (10) most Highly Compensated Employees, shall be treated as a single employee with one Compensation and the annual limitation on Compensation shall be allocated among family members. If as a result of the application of such rules the annual limitation on Compensation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation prior to the application of such limitation. For purposes of applying such rules, the term "family unit" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen (19) before the close of the year.

                                   ARTICLE VI

                            VESTING AND FORFEITURES


     6.01. Participant Contributions. A Participant shall at all times be one hundred percent (100%) vested in his Tax Deferred Account, Supplemental Account and Rollover Account.

     6.02. Company Contributions. A Participant shall at all times be one hundred percent (100%) vested in his Company Matching Account.

     6.03. Vesting in Prior Plan. Notwithstanding any other provision of this Plan to the contrary, a Participant who participated in a Prior Plan shall be vested in his Accounts at least to the extent he was vested under such Prior Plan.

     6.04. Amendments to Vesting Schedule. No amendment to the Plan's vesting schedules shall deprive a Participant of his nonforfeitable rights to benefits accrued to the date of such amendment. If any vesting schedule of the Plan is amended, each Participant with at least three years of Vesting Service may elect to have his nonforfeitable percentage determined without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:

     (a) sixty (60) days after the amendment is adopted;

     (b) sixty (60) days after the amendment is effective; and

     (c) sixty (60) days after the Participant is issued written notice of the amendment by the Company.

     6.05. Forfeitures. Any Account Balances in a Participant's Accounts that do not become distributable pursuant to Article VII shall be regarded as Forfeitures upon such Participant's Severance From Service. All amounts forfeited in accordance with this Article VI shall be used to reduce contributions of the Participant's Participating Employer.

     6.06. Reinstatement of Account Balances. If a former Participant who has received a distribution of less than the full amount of his Account Balances thereafter becomes a Participant, the Participant may, provided a Break in Service of five (5) years has not occurred, repay in cash the amount of his Account Balances which previously had been distributed in accordance with
Article VII. Upon such repayment, the amount so repaid shall be reinstated as of the Valuation Date next succeeding or coincident with such repayment and shall be nonforfeitable. If a Participant or former Participant who has received a distribution of less than the full amount of his Account Balances resumes employment prior to incurring a Break in Service of five (5) years, the amount of the Account Balances that the Participant or former Participant did not receive shall be reinstated as of the Valuation Date next succeeding or coincident with his reemployment, regardless of whether such Participant has repaid the amount of his Account Balances which previously had been distributed in accordance with Article VII. If repayment or reinstatement of such amount is not made as provided herein, the amount of the Participant's Account Balances previously distributed and the amount that the Participant did not receive shall be disregarded in the determination of the Participant's Account Balances. For purposes of this Section 6.06, a "Break in Service" means any period commencing with an Employee's Severance From Service and continuing for at least twelve
(12) consecutive months until reemployment by a Participating or Related Employer. In the event an Employee is reemployed by a Participating Employer or Related Employer within the twelve (12) consecutive month period following Severance From Service, a Break in Service shall be deemed not to have occurred and the Employee shall be considered to have been in Service during such period he was not employed. In the event the Employee is not so reemployed within such twelve (12) consecutive month period, the Break in Service shall be deemed to have commenced on his Severance From Service. Notwithstanding the foregoing, any former Participant who terminated employment prior to January 1, 1995 and who thereafter becomes a Participant in this Plan, shall be immediately one hundred percent (100%) vested in any unvested Account Balances attributable to company matching contributions at the time of his termination of employment.

                                  ARTICLE VII


                                 DISTRIBUTIONS


     7.01. Form of Payment.

     (a) Payment Forms. A Participant's Account Balances shall be distributed to or for the benefit of the Participant, former Participant or Beneficiary, as of the payment dates specified in Section 7.02 and in such one or more of the following forms of settlement as the Participant, former Participant or his Beneficiary shall elect:

          (1) By a single distribution in cash;

          (2) By a single distribution in whole shares of American Common Stock to the extent that the portion of such Participant's Account Balances allocated to the American Stock Fund is evenly divisible by the Fair Market Value of such stock on the Valuation Date as of which such Account Balances are determined and the remainder of such Participant's Account Balances in cash; or

          (3) By periodic installments in cash during a period not to exceed the life expectancy of the Participant or former Participant or the joint life expectancy of the Participant or former Participant and his designated Beneficiary determined at the date of commencement of distribution.

     (b) Conversion From Periodic Installments to Lump Sum. If a Participant, former Participant or his Beneficiary is receiving periodic installments or is entitled to a deferred distribution pursuant to Section 7.02, the Participating Employer shall upon the request of such Participant, former Participant or Beneficiary direct that all of the Account Balances as of the Valuation Date next succeeding the Retirement Committee's approval of the request (or if the date of approval coincides with a Valuation Date, then as of that Valuation
Date), less any periodic installments paid since such Valuation Date, shall be distributed in a single distribution or otherwise applied for the benefit of such Participant, former Participant or Beneficiary. A Participant, former Participant or his Beneficiary who is receiving periodic installments or is entitled to a deferred distribution pursuant to Section 7.02 may not receive a partial single sum distribution of his Account Balances.

     (c) Allocation of Earnings and Losses. So long as a Participant, former Participant or his Beneficiary is receiving periodic installments pursuant to
Section 7.01(a)(3) or is entitled to a deferred distribution pursuant to Section 7.02, such Participant, former Participant or his Beneficiary shall continue to share proportionately in the net income or losses of the Investment Funds.

     (d) Lump Sum Payment of Amounts of $3,500 or Less. Notwithstanding the foregoing, if the vested value of the Participant's Account Balances has not at any time exceeded three thousand five hundred dollars ($3,500), payment shall be made as soon as practicable following his termination of employment in a single distribution in cash.

     (e) Reduction of Account Balances and Investment Funds From Periodic Installments. Payments made in periodic installments pursuant to Section 7.01(a)(3), shall be withdrawn from a Participant's Account Balances first from amounts attributable to Supplemental Contributions and any earnings thereon and then from his remaining Account Balances on a pro rata basis. Payments in periodic installments made pursuant to Section 7.01(a)(3) shall be withdrawn from the Investment Funds in which such Participant's Account Balances are invested on a pro rata basis.

     7.02. Time of Payment.

     (a) Distribution Upon Termination of Employment. Subject to Section 7.02(c) below, in the event that a Participant terminates employment (whether by reason of Retirement, Disability, Termination of Employment Without Fault, death or other reason), if elected by the Participant, former Participant or his Beneficiary, the Participant's Account Balances determined as of the Valuation Date next succeeding or coincident with such termination of employment shall be distributed to or applied for the benefit of such Participant, former Participant or his Beneficiary in one of the forms of payment specified in
Section 7.01(a) as soon as practicable following such termination of employment. Except as otherwise provided in Section 7.01(b), if a Participant, former Participant or his designated Beneficiary elects distribution of his Account Balances in periodic installments pursuant to Section 7.01(a)(3), the period over which distribution shall be made may not be changed after distribution has commenced.

     (b) Commencement of Distribution. Unless a Participant elects otherwise in writing, distribution of a Participant's Account Balances shall commence not later than the sixtieth (60th) day after the close of the Plan Year in which the Participant attains age 65 or terminates employment, whichever is later.

     (c) Deferred Distribution. Except as otherwise provided in Section 7.05(b), in the event the Account Balances of a Participant, former Participant or Beneficiary at any time exceeded thirty-five hundred dollars ($3,500) (or such other amount permitted by Treasury Regulations) at the time the Account Balances become distributable, the Account Balances shall not, unless the Participant, former Participant or Beneficiary elects otherwise, by a written election on a form approved by the Retirement Committee, be distributed to the Participant, former Participant or Beneficiary, but shall be distributed in periodic installments pursuant to Section 7.01(a)(3) to the Participant, former Participant or Beneficiary commencing on the sixtieth (60th) day after the close of the Plan Year in which the Participant or former Participant would have attained age sixty-five (65) (or actual retirement date, if later) or the Valuation Date coincident with or next succeeding the date the Retirement Committee is notified of the death of the Participant, former Participant or Beneficiary. So long as the Account Balances are being so held, such Participant, former Participant or Beneficiary shall, to the extent provided in
Section 7.02, continue to share proportionately the net income or net loss and expenses of the Investment Funds but shall not share in any contributions made by a Participating Employer for any Plan Year after the Participant became a former Participant.

     (d) Minimum Distribution Requirements. A Participant, former Participant or Beneficiary designated pursuant to Section 7.04(a) may also elect, in writing on a form approved by the Retirement Committee, signed by the Participant, former Participant or Beneficiary and filed with the Participating Employer prior to the commencement of distribution of Account Balances, that distribution be further deferred (except as otherwise provided herein or in Section 7.04(b)). Notwithstanding any other provision of this Plan to the contrary, a Participant's or former Participant's benefits must commence no later than April 1 following the calendar year in which the Participant or former Participant attains age seventy and one-half (70-1/2). Benefits must be paid (1) over a period not longer than the life of the Participant or former Participant and his designated Beneficiary or (2) over a period not extending beyond the life expectancy of the Participant or former Participant or the joint life expectancies of the Participant or former Participant and his designated Beneficiary. If a Participant or former Participant dies before his entire interest has been distributed to him, or if distribution has begun to his designated Beneficiary, the Participant's or former Participant's entire interest (or the remaining part of such interest if distribution has commenced) will be distributed within five (5) years after his death (or the death of his designated Beneficiary); provided, however, that this sentence shall not apply if (A) the distribution of the Participant's or former Participant's interest has commenced and is for a certain term permitted under (2) and such distribution to the designated Beneficiary commences within one (1) year after the Participant's or former Participant's death or (B) the portion of the Participant's or former Participant's Accounts to which his surviving spouse is entitled shall be distributed over a period not extending beyond the life expectancy of the surviving spouse and such distribution commences no later than the date on which the Participant or former Participant would have attained age seventy and one-half (70-1/2). If the Participant or former Participant dies after commencement of payments, the remaining portion of such interest shall continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's or former Participant's death. All distributions shall be made in accordance with the regulations under
Section 401(a)(9) of the Code including Treasury Regulation Section
1.401(a)(9)-2.

     (e) Notice Requirement. Any election pursuant to this Article VII shall be made by filing the appropriate form in the manner and within the time limits set by the Retirement Committee.

     7.03. Certain Retroactive Payments. If the amount of the payment required to be made or to commence on the date determined under this Article VII cannot be ascertained by such date, a payment retroactive to such date may be made no later than sixty (60) days after the earliest date on which the amount of such payment can be ascertained under the Plan.

     7.04. Designation of Beneficiary.

     (a) Designation by Participant. At any time prior to distribution of the Account Balances in a Participant's Accounts or, if distribution shall have begun in periodic installments, then at any time prior to distribution of the last installment, a Participant or former Participant may designate a Beneficiary or Beneficiaries (who may be executors or trustees and who shall be the same person or persons for each of the Participant's Accounts) in a writing filed with the Participating Employer on a form approved by the Retirement Committee, signed by the Participant or former Participant. Any such designation may be revoked or changed by the Participant or former Participant in a writing filed with the Participating Employer on a form approved by the Retirement Committee, at any time prior to distribution of such Account Balances or, if distribution shall have begun in periodic installments, then at any time prior to distribution of the last installment. The spouse of a Participant or former Participant shall in all cases be deemed to be the Beneficiary of the Participant or former Participant unless the Participant or former Participant prior to death shall have filed with the Participating Employer on a form approved by the Retirement Committee a designation of someone else as Beneficiary and the spouse of the Participant or former Participant shall have consented in writing to such designation and the consent acknowledges the effect of the designation and is witnessed by a notary public or Plan representative. The spouse's consent may be dispensed with only if the Participant establishes to the satisfaction of the Participating Employer that the spouse's consent cannot be obtained because the spouse cannot be located or because of such other reasons as may be prescribed by Treasury Regulations. If no effective designation of Beneficiary by a Participant or former Participant shall be on file with the Participating Employer when Account Balances would otherwise be distributable to a Beneficiary designated by a Participant or former Participant, then such balance shall be distributed to the spouse of the Participant or former Participant or, if there is no spouse, to the executor of the will or the administrator of the estate of the Participant or former Participant or, if no such executor or administrator shall be appointed within six (6) months after the death of such Participant or former Participant, the Retirement Committee shall direct that distribution be made, in such shares as the Retirement Committee shall determine, to the child, parent or other blood relative of such Participant or former Participant, or any of them, or to such other person or persons as the Retirement Committee may determine.

     (b) Designation by Surviving Primary Beneficiary. Each person who is a surviving primary Beneficiary designated pursuant to Section 7.04(a) above at the time of the death of the Participant or former Participant may designate a Beneficiary or Beneficiaries (who may be executors or trustees and who shall be the same person or persons for each of the Participant's Accounts) to receive, upon the death of such Beneficiary designated pursuant to Section 7.04(a) above, all or any portion of the Account Balances otherwise distributable to the Beneficiary pursuant to Section 7.04(a) above as of such Beneficiary's date of death. Notwithstanding any other provision of this Plan to the contrary, any balance distributable to any Beneficiary designated by a Beneficiary pursuant to this Section 7.04(b) shall be distributed pursuant to one of the methods of settlement provided in Section 7.01(a)(1) or (a)(2) as elected by the Beneficiary designated pursuant to this Section 7.04(b) as soon as practicable after the date of death of the Beneficiary designated pursuant to Section 7.04(a) above and such balance shall be computed as of the Valuation Date immediately preceding such date of death (or, if such date of death coincides with a Valuation Date, then as of that Valuation Date). Any designation made pursuant to this Section 7.04(b) may be made at any time prior to the distribution of the Account Balances in the Participant's or former Participant's accounts to the Beneficiary designated pursuant to Section 7.04(a), or if distribution shall have begun in periodic installments, prior to the distribution of the last installment to the Beneficiary designated pursuant to Section 7.04(a) above. Any designation made pursuant to this Section 7.04(b) shall be made in a writing filed with the Participating Employer on a form approved by the Retirement Committee and signed by the Beneficiary designated pursuant to Section 7.04(a) above. Any designation made pursuant to this Section 7.04(b) may be revoked or changed by the Beneficiary designated pursuant to
Section 7.04(a), in a writing filed with the Participating Employer on a form approved by the Retirement Committee, at any time prior to distribution of such Account Balances to the Beneficiary designated pursuant to Section 7.04(a) or, if distribution shall have begun in periodic installments, at any time prior to distribution of the last installment to such Beneficiary. If no effective designation of Beneficiary pursuant to this Section 7.04(b) shall be on file with the Participating Employer upon the death of the Beneficiary designated pursuant to Section 7.04(a) above, any balance otherwise then distributable to the Beneficiary designated pursuant to Section 7.04(a) above shall be distributed to the spouse of such Beneficiary or, if there is no spouse, to the executor of the will or the administrator of the estate of such Beneficiary or, if no such executor or administrator shall be appointed within six (6) months after the death of such Beneficiary, the Retirement Committee shall direct that distribution be made, in such shares as the Retirement Committee shall determine, to the child, parent or other blood relative of such Beneficiary, or any of them, or to such other person or persons as the Retirement Committee may determine.

     7.05. Payment in Event of Legal Disability. If a Participant, former Participant or Beneficiary is under a legal disability or, by reason of illness or mental or physical disability, is unable, in the opinion of the Retirement Committee, to attend properly to his personal financial matters, the Trustee may make such payments in such of the following ways as the Retirement Committee shall direct to the spouse, child, parent or other blood relative of such Participant, former Participant or Beneficiary, or any of them, or to such other person or persons as the Retirement Committee may determine until such date as the Retirement Committee shall determine that such incapacity no longer exists.

     7.06. Missing Distributees. If all or any part of the interest of any Participant, former Participant or Beneficiary becomes distributable hereunder and the whereabouts of such Participant, former Participant or Beneficiary is then unknown to the Participating Employer and the Participating Employer fails to receive a claim for such distribution from the person entitled thereto, or from any other person validly acting in his behalf, within two (2) years thereafter, then the amount of such distribution shall be forfeited as of the next Valuation Date; provided, however, that if the person entitled to receive such distribution subsequently claims it, the amount shall be restored. Any such Forfeiture shall be applied as soon as practicable to reduce Participating Employer contributions under the Plan.

     7.07. Information Required of Distributees. Each Participant, former Participant and Beneficiary of a deceased Participant shall file with the Participating Employer from time to time in writing his post office address and each change of post office address. Any communication, statement or notice addressed to such person at his last post office address filed with the Participating Employer, or if no such address was filed with the Participating Employer then at his last post office address as shown in a Participating Employer's records, if any, shall be binding on such person for all purposes of this Plan, and neither any Participating Employer nor the Trustee shall be obligated to search for or ascertain the whereabouts of any Participant, former Participant or Beneficiary.

     7.08. Direct Rollover Provision.

     (a) Direct Rollover Option. Notwithstanding any provision of this Plan to the contrary that would otherwise limit a distributee's election under this paragraph (a), a distributee may elect, at the time and manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

     (b) Eligible Rollover Distribution Defined. For purposes of this Section 7.08, an eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution shall not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more, (2) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code, and (3) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     (c) Eligible Retirement Plan Defined. For purposes of this Section 7.08, an eligible retirement plan is (1) an individual retirement account described in
Section 408(a) of the Code, (2) an individual retirement annuity described in
Section 408(b) of the Code, (3) an annuity plan described in Section 403(a) of the Code, or (4) a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution; provided, however, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     (d) Distributee Defined. For purposes of this Section 7.08, a distributee is an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a "qualified domestic relations order", as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

     (e) Direct Rollover Defined. For purposes of this Section 7.08, a direct rollover is any payment by the Plan to the eligible retirement plan specified by the distributee.

                                  ARTICLE VIII

                             IN-SERVICE WITHDRAWALS


     8.01. Hardship Withdrawals. In addition to any other withdrawals that may be made pursuant to this Article VIII, a Participant may, prior to his Severance From Service, apply for a withdrawal of a specified portion of the Account Balances in his Accounts, in accordance with the following:

     (a) Amount and Frequency. Subject to such uniform and nondiscriminatory rules as may be promulgated from time to time by the Retirement Committee, a Participant may apply not more frequently than once during any twelve (12) month period for a hardship withdrawal of all or any part of his Account Balances not previously withdrawn (excluding earnings credited on Tax Deferred Contributions after December 31, 1988).

     (b) Hardship Required. The withdrawal must be for an immediate and heavy financial need of the Participant for which funds are not reasonably available from other resources of the Participant. A Participant shall be deemed to have an immediate and heavy financial need if the hardship is on account of (1) unreimbursed medical expenses incurred by the Participant, the Participant's spouse, or any dependents, or necessary for such person to obtain medical care,
(2) the purchase of the principal residence of the Participant (excluding regular mortgage payments), (3) tuition and related educational fees for post-secondary education for the Participant, the Participant's spouse, or dependents for the following twelve (12) months, and (4) the need to prevent eviction from or foreclosure on the Participant's principal residence. A Participant shall be deemed to have established that the amount to be withdrawn is not reasonably available from other resources if the Participant has obtained all other in-service withdrawals, distributions and nontaxable loans available under this Plan and any other plan maintained by the Participating Employer. Any determination of the existence of financial hardship and the amount to be distributed as a result thereof shall be made by the Participating Employer in accordance with the Code and the applicable regulations and using a uniform and nondiscriminatory standard. If approved by the Participating Employer, such withdrawal shall not exceed the amount required to meet the need created by the hardship, including any amounts necessary to pay any Federal, State or local income taxes or penalties reasonably anticipated to result from the withdrawal.

     (c) Notice Requirement. Any application for a hardship withdrawal made pursuant to this Section 8.01 shall be submitted to the Participating Employer within a period as may be specified by the Retirement Committee and must be on a form approved by the Retirement Committee.

     (d) Effective Date and Valuation Date. A hardship withdrawal shall be effective as of the Valuation Date coincident with or immediately preceding a Participant's request for a hardship withdrawal and valued as of the same Valuation Date. Payment of any amount withdrawn pursuant to this Section 8.01 shall be made as soon as practicable on or after the effective date of such hardship withdrawal.

     (e) Effect on Account Balances and Investment Funds. Whenever a Participant's Account Balances are withdrawn pursuant to this Section 8.01, such Account Balances shall be reduced from his Accounts in the following order: (1) any Supplemental Account; (2) any Rollover Account; (3) Tax Deferred Account; and (4) any Company Matching Account. Amounts allocated to the Investment Funds in the Accounts from which amounts are withdrawn pursuant to this Section 8.01 shall be reduced on a pro rata basis.

     (f) Limitations. If a hardship withdrawal is made pursuant to this Section 8.01, the Participant may not make Tax Deferred Contributions or Supplemental Contributions for a period of twelve (12) months following the date of receipt of the distribution, and the dollar limitation specified in Section 3.04 shall be reduced for the Plan Year following the year of withdrawal by the amount of the Tax Deferred Contributions made by the Participant during the Plan Year of the hardship withdrawal.

     8.02. Withdrawals Upon Attainment of Age 59-1/2.

     (a) Amount. In addition to any other withdrawals that may be made pursuant to this Article VIII, a Participant may, prior to his Severance From Service apply for a withdrawal of all or any portion of his Account Balances in his Accounts after he has attained age fifty-nine and one-half (59-1/2).

     (b) Notice Requirement. Any application for a withdrawal made pursuant to this Section 8.02 shall be submitted to the Participating Employer within a period prior to the effective date of the withdrawal as may be specified by the Retirement Committee and must be on a form approved by the Retirement Committee.

     (c) Effective Date and Valuation Date. A withdrawal made pursuant to this
Section 8.02 shall be effective as of the Valuation Date coincident with or next succeeding a Participant's request for such withdrawal and valued as of such Valuation Date. Payment of any amount withdrawn pursuant to this Section 8.02 shall be made as soon as practicable on or after the effective date of such withdrawal in a single sum payment in cash.

     (d) Effect on Account Balances and Investment Funds. Whenever a Participant's Account Balances are withdrawn pursuant to this Section 8.02, such Account Balances shall be reduced from his Accounts in the following order: (1) any Supplemental Account; (2) any Rollover Account; (3) any Tax Deferred Account; and (3) any Company Matching Account. Amounts allocated to the Investment Funds in the Accounts from which amounts are withdrawn pursuant to this Section 8.02 shall be reduced on a pro rata basis.

                                   ARTICLE IX


                                     LOANS


     9.01. Availability. A Participant may make application to his Participating Employer to borrow from his Account Balances. The Participating Employer may, upon such uniformly applicable conditions as the Retirement Committee shall prescribe, make such a loan in accordance with this Article IX. No more than one loan the purpose of which is to acquire any dwelling unit which within a reasonable time is to be used as the principal residence of the Participant and one loan for any other purpose may be outstanding to a Participant at any time. A Participant may not apply for a new loan until ninety (90) days after the prior loan is repaid in full. A former Participant whose Accounts have not been distributed and who is a party-in-interest within the meaning of Section 3(14) of ERISA may also make an application to borrow to the extent required by Federal law.

     9.02. Effect on Account Balances and Investment Funds. A loan shall be made as of the Valuation Date next succeeding the Participating Employer's receipt of the loan application and shall be based on the Participant's Account Balances as of the Valuation Date immediately preceding the Valuation Date as of which the loan is made. Whenever all or any part of a Participant's Account Balances are borrowed, the amount representing such Account Balances or part thereof transferred to the Loan Fund shall be reduced in the following order: (a) any Tax Deferred Account; (b) any Rollover Account; (c) any Supplemental Account; and (d) any Company Matching Account. The loan and such reduction shall be effective as of the same Valuation Date. A loan shall be withdrawn from the respective Investment Funds in which such Account Balances are invested on a pro rata basis.

     9.03. Amount. The amount of any loan made pursuant to this Article IX shall not be less than one thousand dollars ($1,000). The aggregate amount of all such loans to a Participant or eligible former Participant shall not exceed fifty percent (50%) of his Account Balances under the Plan, and shall not exceed fifty thousand dollars ($50,000) minus the largest outstanding Plan loan balance during the twelve (12) month period ending the day before the loan is made.

     9.04. Term of Loan. The term of a loan shall not exceed five (5) years. Notwithstanding the foregoing, the term of a loan shall not exceed ten (10) years if its purpose is to acquire any dwelling unit which within a reasonable time is to be used as the principal residence of the Participant.

     9.05. Promissory Note. A secured promissory note shall be delivered to the Trustee pledging as collateral a portion of the Participant's Accounts not less than the amount of the borrowing. Interest on a loan shall be fixed by the Retirement Committee at a rate reasonably equivalent to prevailing market interest rates.

     9.06. Repayment. The loan shall be repaid in regular installments in each pay period, by means of payroll deductions. Prepayment of a loan in its entirety without penalty shall be permitted at any time. Partial prepayment of a loan shall not be permitted at any time. Notwithstanding the foregoing, repayment by a Participant who is on an Approved Leave of Absence or by an eligible former Participant shall be made by such Participant or former Participant on at least a monthly basis to the Trustee by means of a check or money order delivered to the Participating Employer. A loan which is not repaid when due shall be deemed to be in default. A loan under the Plan shall constitute an earmarked investment of the borrowing Participant's Accounts. Loan repayments shall be credited to the Participant's Account or Accounts from which the loan was made monthly on a pro rata basis and shall be credited to the Investment Funds monthly in accordance with the Participant's investment election in effect at the time of repayment of the loan or, in the absence of such investment election, to the Short-Term Investment Fund.

     9.07. Reduction of Account Balance. Upon a Participant's termination of employment or at such other time as the Participant's Account Balances are distributed before a loan is repaid in full, the unpaid balance thereof, together with interest due and payable thereon, shall become due and payable, and the Trustee shall first satisfy the indebtedness from the amount payable to the Participant before making any payments to Participant. If a loan becomes in default, foreclosure on the promissory note and attachment of security on such loan will not occur until a distributable event occurs under the Plan.

                                   ARTICLE X


                                 ADMINISTRATION


     10.01. Fiduciaries.

     (a) Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration. The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan and the Trust Agreement or delegated to them by the Company. The Board of Directors of American shall have the sole authority to appoint and remove the Trustee and the members of the Trusts Investment Committee of American and to amend or terminate, in whole or in part, the Trust. The Board of Directors of the Company shall have the sole authority to amend or terminate, in whole or in part, this Plan and to appoint and remove the members of the Retirement Committee. The Company shall be the Plan administrator for the purposes of ERISA and shall have the responsibility for the administration of this Plan, which responsibility is specifically described in this Plan and the Trust Agreement, except that the Retirement Committee or its delegate, the Participating Employers and the Trusts Investment Committee of American shall have the sole responsibility for the performance of those administrative duties specifically given them as described in this Plan. The Executive Committee of the Board of Directors of American shall have the sole authority to appoint Investment Managers and select mutual funds. The Trustee shall have the sole responsibility for the administration of the Trust and management of the assets held thereunder, except that, if one or more Investment Managers are appointed, each Investment Manager shall have sole authority and responsibility for the investment and reinvestment of such portion of the Investment Funds as the Trusts Investment Committee of American directs. The Trusts Investment Committee of American shall have the sole authority to vote proxies with respect to any securities held in the Trust, except for proxies with respect to American Common Stock held in the American Stock Fund.

     (b) Reliance of Fiduciaries. Each Fiduciary may rely upon any direction, information, or action of another Fiduciary with respect to matters within the responsibility of such other Fiduciary as being proper under this Plan or any funding instrument and is not required under this Plan or funding instrument to inquire into the propriety of any such direction, information, or action. To the maximum extent permitted by law, it is intended under this Plan that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities, and obligations under this Plan and shall not be responsible for any act or failure to act of another Fiduciary. To the maximum extent permitted by ERISA, no other Fiduciary shall be liable for any loss which may result from a decision of an Investment Manager with respect to Plan assets under its control.

     (c) Named Fiduciary. The Company shall be the "Named Fiduciary" for purposes of ERISA. The Secretary of the Company shall be subject to service of process on behalf of the Plan.

     (d) Indemnity of Board of Directors and Committee Members. The members of the Board of Directors of the Company, the members of the boards of directors of each other Participating Employer, the members of the Retirement Committee, the members of the Board of Directors of American and its Executive Committee and the members of the Trusts Investment Committee of American shall be entitled to rely on any certification furnished by a Participating Employer and upon reports or opinions furnished by any accountant, actuary, Investment Manager or legal counsel employed or retained by American. The Participating Employers shall indemnify members of the Board of Directors of the Company, members of the boards of directors of each other Participating Employer, the members of the Retirement Committee, the members of the Board of Directors of American and its Executive Committee and the members of the Trusts Investment Committee of American and any other employee who may act on their behalf, and each of them, and save them and each of them harmless from the effects and consequences of their acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences shall result from their own willful misconduct.

     (e) Indemnity for Acts of Investment Managers. The members of the Board of Directors of the Company, the members of the boards of directors of each other Participating Employer, the members of the Retirement Committee, the members of the Board of Directors of American and its Executive Committee and the members of the Trusts Investment Committee of American and any other employee who may act on their behalf, and each of them, shall be indemnified and saved harmless from all liability, joint or several, for any loss to the Trust, including any depreciation of principal or loss of income resulting from the purchase or retention of any property or any other investment action made or taken by any Investment Manager or any such action made or taken by the Trustee acting on the instructions of any Investment Manager.

     10.02. Claims Procedure. The Participating Employer shall make all initial determinations as to the right of any person to a benefit. Any denial by the Participating Employer of the claim for benefits under the Plan by a Participant, former Participant or Beneficiary shall be stated in writing by the Participating Employer and delivered or mailed to the Participant, former Participant or Beneficiary within ninety (90) days after receipt by the Participating Employer; and such notice shall set forth the specific reasons for the denial. In the event of a denial of a claim, a claimant may notify the Retirement Committee in writing within sixty (60) days after receipt of written denial of the claim that the claimant wishes a review of the denial of the claim and present to the Retirement Committee a written statement of the claimant's position. The Retirement Committee shall act upon such request for review within sixty (60) days after receipt thereof unless special circumstances require further time, but in no event later than one hundred twenty (120) days after receipt. If the Retirement Committee confirms the denial, in whole or in part, the Retirement Committee shall present in a written notice to the claimant the specific reasons for denial and specific references to the Plan provisions on which the decision was based, in a manner calculated to be understood by the claimant.

     10.03. ERISA Compliance. The Company shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participants' benefits under the Plan; notifications to Participants; annual registration with the Internal Revenue Service; and annual reports to the Department of Labor.

     10.04. Fiduciary Powers. The Retirement Committee, or its delegate, shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

     (a) to construe and interpret the Plan, decide all questions of eligibility and determine the manner and time of payment of any benefits hereunder;

     (b) to prescribe procedures to be followed by Participants, former Participants and/or Beneficiaries filing applications for benefits;

     (c) to prepare and distribute, in such manner as the Company determines to be appropriate, information explaining the Plan;

     (d) to receive from the Participating Employers, the Trustee and Participants such information as shall be necessary for the proper administration of the Plan;

     (e) to prepare such annual reports with respect to the administration of the Plan as are reasonable and appropriate; to submit annually to the Board of Directors of the Company a report showing in reasonable detail the assets of the Plan and giving a brief account of the operation of the Plan for the preceding Plan Year;

     (f) to receive, review, and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust;

     (g) to direct the Trustee with respect to the payment of benefits; and

     (h) to employ agents, attorneys, accountants, or other persons (who also may be employed by any Participating Employer or the Trustee), and to allocate or delegate to them such powers, rights, and duties as the Retirement Committee may consider necessary or advisable to properly carry out the administration of the Plan, including maintaining the accounts of Participants, provided that such allocation or delegation, and the acceptance thereof by such agents, attorneys, accountants, or other persons, shall be in writing.

     10.05. Administrative Rules. The Company and the Retirement Committee may adopt such rules as they deem necessary, desirable or appropriate. All rules and decisions shall be uniformly and consistently applied to all Participants in similar instances. When making a determination or calculation, the Company or the Retirement Committee shall be entitled to rely upon information furnished by a Participant, former Participant or Beneficiary, a Related Employer or the legal counsel of a Related Employer.

     10.06. Committee Procedures. The Retirement Committee may act at a meeting or in writing without a meeting. The Retirement Committee shall elect one of its members as chairman, and appoint a secretary, who may or may not be a Retirement Committee member. The secretary shall keep a record of all meetings and forward all necessary communications to the Company. The Retirement Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Retirement Committee shall be made by the vote of the majority including actions in writing taken without a meeting.

     10.07. Plan Expenses. All reasonable expenses in connection with the administration of the Plan, including fees of the Trustee and its counsel or agents, expenses incident to investments of the Trust and any Federal, State or other taxes levied against the Trust, fees of accountants, actuaries, attorneys, and Investment Managers and any other proper expenses of administering the Plan as determined by the Retirement Committee, shall be paid from the Trust; provided, however, that the Participating Employers may pay their respective shares of such expenses directly.

                                   ARTICLE XI

                           AMENDMENTS AND TERMINATION


     11.01. Reserved Powers. The Company shall have the power at any time and from time to time to amend, replace or terminate, in whole or in part, this Plan, by action of its Board of Directors; provided, however, that no amendment, under any circumstances, may be adopted, the effect of which would be: (a) to revest in any Participating Employer any interest in the assets of the Plan or any part thereof, or (b) to decrease, either directly or indirectly, the accrued benefit of any Participant (except as permitted by Code Section 411(d)(6) and applicable regulations and rulings); except that amendments may be so made if, in the opinion of counsel for the Company, such action is necessary to qualify, or maintain the qualification of, this Plan under the provisions of the Code. Notwithstanding any other provision of this Plan, each Participating Employer reserves the right to completely discontinue its contributions hereunder and its participation in this Plan at any time.

     11.02. Plan Termination. The Plan may be terminated, completely or partially, at any time by the Company, by action of the Board of Directors of the Company. In the event of complete termination of the Plan or upon complete discontinuance of contributions under the Plan by all Participating Employers, and regardless of any formal corporate action, all Account Balances of all Participants shall be fully vested and nonforfeitable, after payment of all expenses of the Plan. In the event of complete termination of the Plan or upon complete discontinuance of contributions under the Plan, the Account Balances of all Participants and former Participants shall be distributable as provided in
Article VII, except that the Company may direct, then or at any subsequent time, forthwith distribution of all assets of the Plan to those entitled thereto at the time of distribution. In the event of a partial termination of the Plan by operation of law, all Account Balances of Participants as to whom the partial termination applies shall be fully vested and nonforfeitable and distributable in accordance with Article VIII.

     11.03. Plan Merger. The Plan may be merged or consolidated with, and Plan assets and liabilities may be transferred to, any other plan that is qualified under Section 401(a) of the Code, at any time upon action by the Board of Directors of the Company. In the event of any merger or consolidation of the Plan with, or transfer of Plan assets or liabilities to, any other plan qualified under Section 401(a) of the Code, provision shall be made so that each Participant in the Plan on the date thereof (if either the Plan or such other plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan had then terminated.

     11.04. Successor Employer. In the event of the disposition of an operating unit by the Company or another Participating Employer whereby a successor person, firm or company shall continue to carry on all or a substantial part of its business, and such successor shall elect to carry on the provisions of this Plan in such manner as is satisfactory to the Company, the Company may cause the assets of the Plan allocable to the Employees of such operating unit to be transferred to the successor funding agent. In the absence of such a transfer, distribution may be made with respect to such Employees as if the date of disposition constituted the date of termination of employment of each such Employee.

                                  ARTICLE XII


                              MANAGEMENT OF TRUSTS


     12.01. Funds in Trusts. All the assets of the Plan shall be held in the Trust, comprising the American Stock Fund, Value Equity Fund, Large-Cap Growth Equity Fund, Small-Cap Growth Equity Fund, International Equity Fund, S&P 500 Index Fund, Growth-Oriented Diversified Fund, Value-Oriented Diversified Fund, Corporate/Government Bond Fund, Government Securities Fund, Short-Term Investment Fund and Loan Fund, for use in accordance with the provisions of the Plan in providing benefits for Participants, former Participants and Beneficiaries. The assets of the Trust will be held, invested and disposed of in accordance with the terms of the Trust Agreement. All contributions under this Plan shall be paid to the Trustee and, except as otherwise provided in Section 13.03, all assets of the Trust Fund allocable to the Plan, including income from investments and from all other sources, shall be retained for the exclusive benefit of Participants, former Participants and Beneficiaries, and shall be used to pay benefits to such persons or to pay expenses of administration of the Plan and the Trust to the extent not paid by the Company or another Participating Employer.

     12.02. Trustee and Trust Agreement. The Trust shall be held by a Trustee under a Trust Agreement approved by the Board of Directors of American, with such powers in the Trustee as shall be provided in the Trust Agreement and in accordance with the provisions of the Plan. The Trust Agreement may provide for the administration thereunder of the funds of any other defined contribution plan established by American or any other Related Employer and for the commingling of all funds administered under the Trust Agreement. The Trustee shall be such bank or trust company as may be appointed by the Board of Directors of American from time to time. The Board of Directors of American may remove a Trustee at any time, upon reasonable notice, and upon such removal, or upon the resignation of a Trustee, the Board of Directors of American shall appoint a successor Trustee.

     12.03. Investment Managers. The Executive Committee of the Board of Directors of American may appoint one or more investment counsel as Investment Managers of all or a portion of the Investment Funds held in the Trust and grant to each such Investment Manager full and sole authority and responsibility for the investment and reinvestment of such portion thereof as the Trusts Investment Committee of American so directs. The Executive Committee of the Board of Directors of American may remove an Investment Manager at any time, upon reasonable notice, and upon such removal, or upon the resignation of an Investment Manager, the Executive Committee of the Board of Directors of American may appoint another Investment Manager. The Executive Committee of the Board of Directors of American shall also have authority to designate mutual funds for investments of the Plan.

     12.04. Conclusiveness of Reports. Any report of the Trustee required or permitted under the Plan shall be conclusive upon all Participants, former Participants, and Beneficiaries.

                                  ARTICLE XIII


                                 MISCELLANEOUS


     13.01. Non-Alienation of Benefits.

     (a) Interest Non-Transferable. Except as may be required by a Qualified Domestic Relations Order, benefits under this Plan shall not in any way be subject to the debts or other obligations of any Participant, former Participant or Beneficiary, and may not be voluntarily or involuntarily sold, transferred or assigned.

     (b) Application of Benefits. If any Participant, former Participant or Beneficiary or other person having an interest in or under this Plan or the Trust shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under the Plan or interest in the Trust, then such benefit or interest shall cease and determine, and in that event the Trustee shall hold or apply it, in such shares as the Retirement Committee shall determine, to or for the benefit of such Participant, former Participant or other person, or his spouse, child, parent or other blood relative, or any of them, or to such other person or persons as the Retirement Committee may determine, but the Trustee, as the case may be, shall be under no duty to see to the application of any distributions so made.

     13.02. Action by Participating Employers. Any action by the Company or other Participating Employer regarding participation in or amendment or termination of this Plan shall be evidenced by a resolution of its board of directors (or an authorized committee of such board) certified by its secretary or assistant secretary under its corporate seal, or by written instrument executed by any person or persons, including the Retirement Committee, authorized by its board of directors (or any authorized committee of such board) or stockholders to take such action. All actions taken in administration of this Plan shall be taken by the appropriate officers of the Company or another Participating Employer or other employees of the Company or another Participating Employer authorized to take such actions by such officers.

     13.03. Exclusive Benefit. The Participating Employers shall have no right, title or interest in the assets of the Trust, nor will any part of the assets of the Trust at any time revert to any Participating Employer or be used for, or diverted to, purposes other than for the exclusive benefit of Participants, former Participants or their Beneficiaries, or for defraying Plan expenses, except as follows:

     (a) If the Internal Revenue Service initially determines that the Plan, as applied to any Participating Employer, does not meet the requirements of a "qualified plan" under Section 401(a) of the Code, the assets of the Trust attributable to contributions made by that Participating Employer under the Plan shall be returned to that Participating Employer within one (1) year of the date of denial of qualification of the Plan as applied to that Participating Employer.

     (b) If a contribution or a portion of a contribution is made by a Participating Employer as a result of a mistake of fact, such contribution or portion of a contribution shall not be considered to have been contributed to the Trust by that Participating Employer and, after having been reduced by any losses of the Trust attributable thereto, shall be returned to that Participating Employer within one (1) year of the date the amount is paid to the Trust.

     (c) Each contribution made by a Participating Employer is conditioned upon the deductibility of such contribution as an expense for Federal income tax purposes and, therefore, to the extent that the deduction for a contribution made by a Participating Employer is disallowed, then such contribution, or portion of a contribution, after having been reduced by any losses of the Trust attributable thereto shall be returned to that Participating Employer within one
(1) year of the date of disallowance of the deduction.

     13.04. Gender and Number. Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural and the plural shall include the singular.

     13.05. Right to Discharge. Every Employee and Participant shall be subject to dismissal from the service of every and all Related Employers to the same extent as if this Plan had never been created.

     13.06. Absence of Guaranty. No Participating Employer in any way guarantees the Trust against loss or depreciation. The liability of the Trustee or the Participating Employers to make any payment or distribution under the Plan related to assets held or to be held in the Trust is limited to the available assets of the Trust.

     13.07. Headings. The headings of Articles and Sections are included solely for convenience of reference and are not intended in any way to modify or otherwise to affect the text of the Plan.

     13.08. Governing Law. The Plan shall be governed by and administered and construed under the laws of the State of New York except to the extent that it is required to be governed by and administered and construed under the laws of the United States of America.

                                  ARTICLE XIV


                                TOP-HEAVY RULES


     14.01. Top-Heavy Determination.

     (a) Top-Heavy Test. The Plan is top-heavy for a Plan Year if:

          (1) the top-heavy ratio for the Plan exceeds sixty percent (60%) and the Plan is not part of a required aggregation group or a permissive aggregation group;

          (2) the Plan is part of a required aggregation group, but not part of a permissive aggregation group, and the top-heavy ratio for the required aggregation group exceeds sixty percent (60%); or

          (3) the Plan is part of a required aggregation group and part of a permissive aggregation group and the top-heavy ratio for every permissive aggregation group exceeds sixty percent (60%).

     (b) Top-Heavy Ratio. The top-heavy ratio is a fraction:

          (1) the numerator of which is the sum of the present value of accrued benefits under the aggregate defined benefit plan or plans for all key employees (including any part of the accrued benefit distributed in the five (5) year period ending on the determination date(s)) and the sum of account balances under the aggregate defined contribution plan or plans for all key employees as of the determination date(s); and

          (2) the denominator of which is the sum of the present values of accrued benefits under the aggregate defined benefit plan or plans (including any part of the accrued benefit distributed in the five (5) year period ending on the determination date(s)) for all Participants and the sum of the account balances under the aggregate defined contribution plan or plans for all Participants as of the determination date(s).

Both the numerator and the denominator are determined in accordance with Section 416 of the Code and the applicable regulations. The account balances under a defined contribution plan in both the numerator and denominator of the top-heavy ratio are adjusted for any distribution of an account balance made in the five
(5) year period ending on the determination date. The value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the twelve (12) month period ending on the determination date, except as provided in Section 416 of the Code and the applicable regulations for the first and second plan years of a defined benefit plan. The account balances and accrued benefits will be disregarded if the Participant:

          (1) is not a key employee but was a key employee in a prior year; or

          (2) has not been credited with at least one Hour of Service with any Related Employer at any time during the five (5) year period ending on the determination date.

The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with
Section 416 of the Code and the applicable regulations. Proportional subsidies and nondeductible employee contributions are ignored in computing the top-heavy ratio. Nonproportional subsidies are considered in computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated using the determination dates that fall within the same calendar year.

     (c) Required Aggregation Group. A required aggregation group consists of:

          (1) each qualified plan of a Related Employer in which at least one key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated); and

          (2) any other qualified plan of a Related Employer which enables a plan described in subparagraph (1) to meet the requirements of Section 401(a)(4) or 410 of the Code.

     (d) Permissive Aggregation Group. A permissive aggregation group consists of:

          (1) the required aggregation group; and

          (2) any other plan or plans of the Related Employers which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

     (e) Key Employee. A key employee is any Employee or former employee of a Related Employer (and the beneficiaries of such employee) who at any time during the determination period was:

          (1) an officer of a Related Employer with annual compensation exceeding fifty percent (50%) of the dollar limitation under Section 415(b)(1)(A) of the Code;

          (2) an owner (or considered an owner under Section 318 of the Code) of one of the ten (10) largest interests in a Related Employer if the individual's annual compensation exceeds the dollar limitation;

          (3) a five percent (5%) owner of a Related Employer; or

          (4) a one percent (1%) owner of a Related Employer with annual compensation exceeding one hundred fifty thousand dollars ($150,000).

     (f) Non-Key Employee. A non-key employee is an employee of a Related Employer who is not a key employee, including an employee who is a former key employee.

     (g) Determination Period. The determination period is the Plan Year containing the determination date and the four (4) preceding Plan Years.

     (h) Determination Date and Valuation Date. For the first Plan Year, December 31, 1988 is the determination date and the valuation date. For any other Plan Year, the last day of the preceding Plan Year is the determination date and the valuation date.

     (i) Accrual Method. Solely for determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy the accrued benefit of an employee of a Related Employer other than a key employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the group, or (2) if there is no such method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

     14.02. Minimum Vesting. If the Plan is top-heavy in any Plan Year, each Participant who has an Hour of Service in such Plan Year shall have and retain a one hundred percent (100%) vested interest in his Account Balances.

     14.03. Minimum Contributions. Notwithstanding any other provision of this Plan to the contrary, for any Plan Year for which the Plan is top-heavy, unless a Participant who is a non-key employee accrues a benefit under a retirement plan of a Related Employer for such Plan Year of not less than two percent (2%) of his average annual compensation during the five (5) consecutive years of his Vesting Service during which his compensation was the greatest multiplied by his years of Vesting Service not in excess of ten (10) (disregarding any years after the last Plan Year with respect to which the Plan is top-heavy), each Participating Employer shall make such additional contributions as shall be necessary to provide contributions for each Covered Employee eligible to participate under Article II who is not a key employee equal to three percent (3%) of that Participant's Compensation; provided that such contribution need not exceed the greatest contribution for any key employee for such Plan Year. The minimum contribution under this Section 14.03 shall apply even though under other Plan provisions the Employee would not otherwise be entitled to receive an allocation or would have received a lesser allocation for the year because:

          (1) the individual failed to complete one thousand (1,000) Hours of Service;

          (2) the individual failed to make mandatory contributions to the Plan; or

          (3) the individual's Compensation is less than a stated amount.

     14.04. Special Annual Additions Limitation. In any Plan Year for which the Plan is top-heavy, the fraction one (1.0) shall be used in place of the fraction one and one-quarter (1.25) in applying the limitations in Sections 5.04 and 5.05 to a Participant who has also participated in a qualified defined benefit plan of a Related Employer.

     14.05. Provisions Applicable if Plan Ceases to be Top-Heavy. If the Plan is top-heavy with respect to a Plan Year and ceases to be top-heavy for a subsequent Plan Year, the applicable vesting schedule set forth in Section 14.02 shall continue to apply with respect to a Participant.